Exhibit 99.1

MURPHY CROSSING

LEASE

BETWEEN

MRTP, LLC,

AS LANDLORD,

AND

CONCEPTUS, INC.,

AS TENANT

(i)

SCHEDULES AND EXHIBITS

Schedule 1:	Monthly Rent Schedule

Exhibit A	Plans Showing Premises and Project

Exhibit A-1:	Plan or Description of the Land

Exhibit B	Building’s Rules and Regulations

Exhibit C	Form of Commencement Date Confirmation Letter

Exhibit D	Form of Letter of Credit

(ii)

OFFICE LEASE

THIS LEASE, made as of this 8th day of November, 2012, is by and between MRTP, LLC, a Delaware limited liability company (“Landlord”), and CONCEPTUS, INC., a Delaware corporation (“Tenant”).

ARTICLE 1.

BASIC PROVISIONS

A. Tenant’s Name:	CONCEPTUS, INC., a Delaware corporation

B. Tenant’s Address:

Prior to Rent Commencement Date:

331 East Evelyn Avenue

Mountain View, California 94041

Attn: Gregory Lichtwardt

From and after Rent Commencement Date:

1011 McCarthy Boulevard

Milpitas, California 95035

Attn: Gregory Lichtwardt

with copies of any default notice to:

Reed Smith LLP

101 Second Street, Suite 1800

San Francisco, California 94105

Attn: Charles H. Seaman

C. Building:	Building 2: 1011 McCarthy Boulevard, Milpitas, California

D. Premises:	All of the rentable area of Building 2, as shown outlined on Exhibit A attached hereto.

E. Project:	The project presently known as Murphy Crossing located in Milpitas, California, consisting of the building located at 1033 McCarthy Boulevard (“Building 1”), the building located at 1011 McCarthy Boulevard, the building located at 1001 Murphy Ranch Road (“Building 3”), the building located at 933 Murphy Ranch Road, the building located at 915 Murphy Ranch Road, and any other buildings and improvements and Common Areas from time to time located on the land shown or described on Exhibit A-1 attached hereto (the “Land”).

F. Rentable Square Feet in Premises:	72,580 Rentable Square Feet

G. Landlord:	MRTP, LLC, a Delaware limited liability company

H. Landlord’s Address:	One Market Plaza Spear Tower, Suite 4125 San Francisco, California 94105 Attn: John S. Grassi, President

I. Project Manager:	Marta Fitzpatrick (or such other person or entity as Landlord shall elect from time to time by notice to Tenant in accordance with Section 30.C below)

Address	CB Richard Ellis 225 W. Santa Clara St., 10th Floor San Jose, CA 95113 Telephone: (408) 467-7532 Fax: (408) 437-3170

J. Commencement Date:	The date that Landlord delivers the Premises to Tenant in the condition set forth in Section 5.A. below, which is anticipated to occur on the business day immediately following the mutual execution of this Lease.

K. Rent Commencement Date:	The earlier to occur of (i) July 1, 2013, or (ii) the date that Tenant first conducts business in the Premises.

L. Expiration Date:	The last day of the one hundred twentieth (120th) full calendar month after the Rent Commencement Date.

M. Monthly Rent:	See Schedule 1 attached hereto.

N. Letter of Credit:	$2,200,000.00

O. Tenant’s Share	Premises: 100%

P. Project Share:	20.16% (based on Project rentable area of 361,807)

Q. Normal Business Hours of Building:	Monday through Friday: 8:00 a.m. to 5:00 p.m., excluding state and federal holidays

R. Brokers:	Cornish & Carey Commercial Newmark Knight Frank (“Landlord’s Broker”) and Rich Branning and Steve Levere of Jones Lang LaSalle (“Tenant’s Broker”)

Q. Landlord’s Allowance:	$2,903,200.00 (i.e., $40.00 per rentable square foot of the Premises)

The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease set forth below. Capitalized terms not otherwise defined shall have the meanings set forth in Article 29 below.

ARTICLE 2.

PREMISES; TERM

Landlord hereby leases and demises to Tenant and Tenant hereby takes and leases from Landlord the Premises identified in Article 1 for a term (“Term”) commencing on the Commencement Date and ending on the Expiration Date set forth in Article 1, unless sooner terminated as provided herein, subject to the provisions herein contained. Upon either party’s request, the Commencement Date, the Rent Commencement Date and the Expiration Date shall be confirmed by execution of the Commencement Date Confirmation in the form as set forth in Exhibit C. For all purposes of this Lease, Landlord and Tenant stipulate that the rentable square footage of the Premises and each portion thereof is as set forth in Article 1. If Landlord, for any reason whatsoever, does not deliver possession of the Premises to Tenant on the anticipated Commencement Date, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but in such event, the Commencement Date shall be postponed until the date on which Landlord delivers possession of the Premises to Tenant; provided, however, if the Commencement Date does not occur on or before January 1, 2013, as such date may be extended by force majeure (as such concept is addressed in Article 25) (such date, as so extended, the “Credit Start Date”), then, as its sole remedy for such delay, Tenant shall receive a rent credit equal to two (2) days of Monthly Rent for each one (1) day during the period which commences on the first day following the Credit Start Date and ends on the Commencement Date. Notwithstanding the foregoing, if the Commencement Date does not occur on or before April 1, 2013, as such date may be extended by force majeure (such date, as so extended, the “Trigger Date”), then Tenant may terminate this Lease upon written notice to Landlord given within ten (10) calendar days after the Trigger Date. Except with respect to the abatement of Monthly Rent described above in this Article 2, the foregoing right of Tenant to terminate this Lease shall be Tenant’s sole remedy for such delay in the Commencement Date. Subject to any temporary shutdown for repairs, for security purposes, for compliance with any Laws (as defined below), or due to strikes, lockouts, labor disputes, fire or other casualty, acts of God, acts of terror, or other causes beyond the reasonable control of Landlord, Tenant shall have access to the Premises twenty-four (24) hours a day, each day of the Term. Any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord, and Landlord’s access to the Premises in connection therewith shall be subject to Article 13.

ARTICLE 3.

RENT

A.    Monthly Rent. Commencing as of the Rent Commencement Date, Tenant shall pay Monthly Rent in the amount set forth in Schedule 1 attached hereto in advance on or before the first day of each calendar month of the Term. If the Rent Commencement Date shall occur on a day other than the first day of a calendar month, or if the Term shall end on a day other than the last day of a calendar month, the Monthly Rent for the partial month shall be prorated on a per diem basis.

B.    Additional Rent. All costs and expenses which Tenant assumes or agrees to pay and any other sum payable by Tenant pursuant to this Lease (other than Monthly Rent), including, without limitation, Tenant’s Share and Project Share of Taxes and Operating Expenses, shall be deemed Additional Rent, and all remedies applicable to the nonpayment of Monthly Rent shall be applicable thereto. Tenant’s Share and Project Share of Taxes and Operating Expenses shall not be payable prior to the Rent Commencement Date.

C.    Rent. Monthly Rent and Additional Rent are herein referred to collectively as “Rent”. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. Upon signing this Lease, Tenant shall pay to Landlord an amount equal to the Monthly Rent for the first full calendar month of the Term in which Monthly Rent is payable, which amount Landlord shall apply to the Monthly Rent for such first full calendar month.

D.    Place of Payment, Late Charge, Default Interest. Rent and other charges required to be paid under this Lease, no matter how described, shall be paid by Tenant to the lockbox location designated by Landlord, or to such other person or at such other place as Landlord may from time to time designate in writing, without any prior notice or demand therefor and, except as expressly provided in this Lease, without deduction or set-off or counterclaim or abatement. At Tenant’s election, Tenant’s payment of Rent and other charges required to be paid under this Lease may be made by means of wire transfer to an account designated by Landlord for such purpose. In the event Tenant fails to pay any Rent due under this Lease when due, Tenant shall pay to Landlord a late charge of five percent (5%) on the amount overdue (provided that such charge shall be imposed with respect to the first occurrence of such a delinquency in any twelve (12)-month period only if Tenant fails to cure such delinquency within five (5) days of written notice from Landlord thereof). Any Rent not paid when due shall also bear interest at the Default Rate from the date due until the date received by Landlord.

ARTICLE 4.

TAXES AND OPERATING EXPENSES

A.    Payment of Taxes and Operating Expenses. Commencing as of the Rent Commencement Date, Tenant shall pay Tenant’s Share and Project Share of Operating Expenses and Taxes (collectively, “Expenses”) incurred by Landlord during each Lease Year. To implement the foregoing, promptly following the commencement of the Term and prior to the commencement of each subsequent Lease Year (or as soon thereafter as practicable), Landlord shall estimate the Expenses payable by Tenant for such Lease Year pursuant to this Section. Tenant shall pay to Landlord, on the first day of each month, in advance, one-twelfth (1/12) of Landlord’s estimated amount. If at any time during the course of the year Landlord determines that the Expenses payable by Tenant will vary from the then estimated amount, by notice to Tenant Landlord may revise the amount payable by Tenant during the balance of the Lease Year such that the total estimated additional amount due from Tenant for such Lease Year is paid by Tenant during the balance of the Lease Year in equal monthly amounts. Within one hundred twenty (120) days (or as soon thereafter as practicable) after the close of each Lease Year, Landlord shall provide Tenant with a statement to account for any difference between the actual and the estimated Expenses for the previous Lease Year. If such statement is not given for any Lease Year, Tenant shall continue to pay on the basis of the prior Lease Year’s estimate until the month after such notice is given. Landlord’s annual statement shall be final and binding upon Tenant unless, within one hundred eighty (180) days after delivery thereof to Tenant, Tenant shall contest any item therein by written notice to Landlord, specifying each item contested and the reason therefor. Notwithstanding the foregoing, the Taxes included in any such annual statement may be modified by any subsequent adjustment or retroactive application of Taxes affecting the calculation of Expenses, and Tenant’s right to contest the same shall be limited to one hundred eighty (180) days after notice of such modification. If Tenant has overpaid the amount of Expenses owing pursuant to this Article, Landlord shall credit the overpayment against Tenant’s next payments due under this Article, or refund the same to Tenant if this Lease has expired or terminated. If Tenant has underpaid the amount of Expenses owing pursuant to this Article, Tenant shall pay the amount of the underpayment to Landlord within thirty (30) days after Tenant’s receipt of Landlord’s statement. If the rentable area of the Building or the Project is not fully occupied during any Lease Year, Expenses for such Lease Year shall be adjusted to equal Landlord’s reasonable estimate of the Expenses which would have been incurred during such Lease Year if the total rentable area of the Building and Project were occupied. Landlord’s delay in submitting any statement contemplated herein for any Lease Year shall not affect the provisions of this Article, nor constitute a waiver of Landlord’s rights as set forth herein for said Lease Year or any subsequent Lease Years during the Term or any extensions thereof; provided, however, notwithstanding anything to the contrary contained in this Article 4, Tenant shall not be responsible for Tenant’s Share of any Expenses attributable to any calendar year which are first billed to Tenant more than two (2) calendar years after the earlier of the expiration of the applicable calendar year or the date on which the Term expires (and with respect to Tenant’s Share of expenses, a period not to exceed six (6) months after the date Landlord’s receives any supplemental or revised tax bill). If the Term ends on a day other than the last day of a Lease Year, the amounts payable by Tenant under this Article 4 applicable to the Lease Year in which the end of the Term occurs shall be prorated on the basis which the number of days from the commencement of such Lease Year to and including the date on which the end of the Term occurs bears to three hundred sixty-five (365).

B.    Tenant Audit Right. If Tenant desires to dispute or question an amount shown on the annual statement, Tenant shall give Landlord written notice of such desire within ninety (90) days after Tenant’s receipt of the annual statement. If Tenant does not give Landlord such notice within such time, Tenant shall have waived its right to dispute or question the annual statement. Promptly after the receipt of such written notice from Tenant, Landlord and Tenant shall endeavor in good faith to resolve such dispute or address Tenant’s questions, as the case may be. Regardless of whether any such dispute or question shall exist, Tenant shall have the right to cause a nationally or regionally recognized independent certified public accountant designated by Tenant, to be paid on an hourly and not a contingent fee basis, to audit the annual statement or any amounts shown thereon, provided that Tenant (i) notifies Landlord in writing of Tenant’s intention to exercise such audit right within one hundred eighty (180) days after Tenant’s receipt of the annual statement, (ii) actually begins such audit within thirty (30) days after the notice from Tenant to Landlord advising Landlord that Tenant will require an audit (provided that such thirty (30)-day period within which the audit must be commenced shall be extended by the length of any delay in the commencement of the audit that is caused by Landlord) and (iii) diligently pursues such audit to completion as quickly as reasonably possible. Landlord agrees to make available to Tenant’s auditors, at Landlord’s office in the Building or at such other location in the San Francisco Bay Area as Landlord shall determine, the books and records relevant to the audit for review and copying (including accounting records on magnetic tape or diskette), but such books and records (and tapes and diskettes) may not be removed from Landlord’s offices (although copies may be so removed). Tenant shall bear all costs of such audit, including Landlord’s reasonable, actual copying costs and personnel costs of the audit (but not of preparing or maintaining Landlord’s books and records), if any, incurred in connection with such audit (provided that, prior to incurring any personnel costs in connection with any such audit, Landlord shall advise Tenant of Landlord’s anticipated personnel costs so that Tenant may, at Tenant’s option, modify Tenant’s activities with regard to such audit in order to preclude the need for Landlord to incur such personnel costs), except that, if the audit (as conducted and certified by the auditor) shows an aggregate overstatement of Expenses of five percent (5%) or more, and Landlord’s auditors concur in such findings (or, in the absence of such concurrence, such overstatement is confirmed by a court of competent jurisdiction or such other dispute resolution mechanism as to which the parties mutually agree in writing), then Landlord shall bear all costs of the audit. If the agreed or confirmed audit shows an underpayment of Expenses by Tenant, Tenant shall pay to Landlord, within thirty (30) days after the audit is agreed to or confirmed, the amount owed to Landlord, and, if the agreed or confirmed audit shows an overpayment of Expenses by Tenant, Landlord shall reimburse Tenant for such overpayment within thirty (30) days after the audit is agreed to or confirmed.

Notwithstanding anything to the contrary set forth above, Tenant’s audit rights under this Section 4.B. shall be conditioned upon (i) Tenant having paid the total amounts billed by Landlord under this Article 4 within the time stipulated herein for payment (including, without limitation, the contested amounts) and (ii) Tenant and its auditor executing, prior to the commencement of the audit, a confidentiality agreement in form and substance reasonably satisfactory to Landlord in which Tenant and its auditor shall agree to keep confidential, and not disclose to any other party, except as required by applicable Law (including Tenant’s disclosure obligations due to the fact that Tenant is a public company), the results of any such audit or any action taken by Landlord in response thereto.

C.    Personal Property and Other Taxes. Tenant shall pay, at least ten (10) days before delinquency, any and all taxes, fees, charges or other governmental impositions levied or assessed against Landlord or Tenant (a) upon Tenant’s equipment, furniture, fixtures, and other personal property located in the Premises, (b) by virtue of any Alterations made by Tenant to the Premises which are above Building standard, as reasonably determined by Landlord, and (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If any such fee, charge or other governmental imposition is paid by Landlord, Tenant shall reimburse Landlord for Landlord’s payment upon demand, with such demand to be accompanied by documentation reasonably supporting such reimbursement.

D.    Net Lease. This shall be a Net Lease and Monthly Rent shall be paid to Landlord absolutely net of all costs and expenses except as expressly herein provided. The provisions for Tenant’s payment of Tenant’s Share and Project Share of Expenses are intended to pass on to Tenant and reimburse Landlord for Tenant’s Share and Project Share of all costs and expenses associated with the Project, except as expressly provided in this Lease.

ARTICLE 5.

CONDITION OF PREMISES ON COMMENCEMENT DATE;

ALTERATIONS AND ADDITIONS

A.    Condition of Premises on Commencement Date. Tenant shall accept the Premises on the Commencement Date in its presently existing “as-is” condition, and Landlord shall have no obligation to make or, except as provided in Section 5.B. below, pay for any alterations, additions or improvements to prepare the Premises for Tenant’s occupancy pursuant to this Lease. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the condition of the Building, the Project, the Land, the present or future suitability or fitness of the Premises, the Building or the Project for the conduct of Tenant’s particular business, or any other matter or thing affecting or related to the Premises, the Building or the Project, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. Any improvements or personal property located in the Premises are delivered without any representation or warranty from Landlord, either express or implied, of any kind, including, without limitation, title, merchantability, or suitability or a particular purpose.

Notwithstanding the foregoing, Landlord shall cause those portions of the Base Building Components (as defined in Section 12.B. below) located within and exclusively serving the Premises to be, as of the Commencement Date, in good working order and condition; provided, however, that the foregoing shall not imply any representation or warranty as to the useful life of such systems, nor shall the foregoing diminish Tenant’s responsibility to perform any repairs, modifications or improvements to the same necessitated after the Commencement Date, whether by reason of Tenant’s use of the same, Tenant’s Alterations, ordinary wear and tear, or otherwise, to the extent Tenant is responsible for the same pursuant to the terms of this Lease. To the extent that Landlord is required to perform any work in connection with the foregoing covenant, Tenant acknowledges that any such work will be performed after the Commencement Date and shall not extend such date.

B.    Tenant’s Work; Landlord’s Allowance. Landlord acknowledges that Tenant intends to perform certain initial Alterations (as defined in Section 5.C. below) to the Premises for Tenant’s occupancy pursuant to this Lease. Such initial Alterations are referred to herein as “Tenant’s Work”. Tenant shall complete all of Tenant’s Work in good and workmanlike manner, by a general contractor (the “Contractor”) and subcontractors approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, fully paid for and free from liens, in accordance with the plans and specifications approved by Landlord and Tenant, and in compliance with the provisions of Section 5.C. below. Prior to submitting any final working drawings and specifications to the City of Milpitas (or any other applicable governmental agency), Tenant must have first obtained Landlord’s approval of such plans and specifications (which approval not to be unreasonably withheld or conditioned). In connection with Tenant’s Work, Landlord shall respond in writing with approval or specific reasons for disapproval within ten (10) business days to any plans and specifications submitted by Tenant. Subject to Landlord’s approval and the provisions of Section 5.C. below, Tenant, at Tenant’s sole cost and expense, shall have the right to install its own security system within the Premises, so long as such security system is compatible with the fire and life safety systems of the Building, as reasonably determined by Landlord, and as part of its security system work described above, Tenant may install key card readers and cameras in locations reasonably approved by Landlord. Any such security cameras shall be used solely for monitoring purposes to ensure the safety of the persons and property of Tenant from vandalism, theft and any other issues causing injury or damage. At the expiration or earlier termination of the Term, Tenant, at Tenant’s sole cost and expense, shall remove any such cameras and restore and repair any damage as a result thereof. The terms of Article 9 shall apply with respect to the installation, use and maintenance of any such security cameras. If Tenant installs any of the security features described above, Tenant shall provide Landlord with key cards to access such areas.

Landlord shall contribute toward the reasonable cost of the construction and installation of Tenant’s Work an aggregate amount not to exceed Landlord’s Allowance set forth in the Basic Provisions of Article 1; provided, however, that not more than $290,320.00 (the “Soft Cost Allowance”) of Landlord’s Allowance may be applied to Tenant’s costs of cabling, design and space planning and architectural and engineering costs in connection with Tenant’s Work; and provided, further, however, that no portion of Landlord’s Allowance may be used for free rent, personal property, equipment, or trade fixtures or otherwise applied on account of amounts owing by Tenant to Landlord hereunder. In addition, but subject to the foregoing conditions, Tenant may apply Landlord’s Allowance towards the costs of Tenant’s Signage (as defined below). Notwithstanding anything to the contrary in this Section 5.B., Landlord’s Allowance shall be available for disbursement pursuant to the terms hereof only until November 30, 2013. Accordingly, if any portion of Landlord’s Allowance is not requested by Tenant, together with Tenant’s delivery to Landlord of all lien releases and other documents required hereunder as a condition to Landlord’s disbursement thereof, prior to November 30, 2013, such unused portion shall be forfeited by Tenant.

If the cost of construction of Tenant’s Work exceeds the funds available therefor from Landlord’s Allowance, then Tenant shall pay all such excess (the “Excess Cost”). Based on the estimated cost (the “Estimated Costs”) of the construction of Tenant’s Work, the prorata share of the Estimated Costs payable by Landlord and Tenant shall be determined and an appropriate percentage share established for each (a “Share of Costs”). Tenant and Landlord shall fund the cost of such work as the same is performed, in accordance with their respective Share of Costs for such work. At such time as Landlord’s Allowance with respect to Tenant’s Work has been entirely disbursed, Tenant shall pay the remaining Excess Cost, if any, which payments shall be made in installments as construction progresses in the same manner as Tenant’s payments of Tenant’s Share of Costs were paid.

Landlord shall disburse Landlord’s Allowance directly to Tenant within thirty (30) days after Landlord’s receipt of (A) invoices of Contractor furnished to Landlord by Tenant covering work actually performed, construction in place and materials delivered to the site (as may be applicable) describing in reasonable detail such work, construction and/or materials, (B) conditional lien waivers executed by Contractor, subcontractors or suppliers, as applicable, for their portion of the work covered by the requested disbursement, and (C) unconditional lien waivers executed by Contractor, subcontractors or suppliers, as applicable, for those performing the work or supplying the materials covered by Landlord’s previous disbursements for the work or materials covered by such previous disbursements (all such waivers to be in the forms prescribed by the applicable provisions of the California Civil Code Section). No payment will be made for materials or supplies not incorporated into the construction, regardless of whether the materials or supplies are located on the Premises. Landlord may withhold the amount of any and all retentions provided for in original contracts or subcontracts until expiration of the applicable lien periods or Landlord’s receipt of unconditional lien waivers and full releases upon final payment (in the form prescribed by California Civil Code Section 3262) from Tenant’s Contractor and all subcontractors and suppliers involved in Tenant’s Work. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be obligated to disburse any portion of Landlord’s Allowance during any period that Tenant is in breach of or in default under this Lease beyond any applicable notice and cure period. In connection with Tenant’s Work, Tenant shall build-out the entire Premises in a uniform and consistent manner.

In lieu of the Supervision Fee (as defined in Section 5.C. below), Tenant shall reimburse Landlord for (or Landlord shall deduct from Landlord’s Allowance) Landlord’s actual out-of-pocket costs with respect to Tenant’s Work, in an aggregate amount not to exceed $25,000.00. Landlord shall furnish Tenant with invoices and other documentation reasonably required by Tenant to evidence Landlord’s actual out-of-pocket costs at the time Landlord seeks reimbursement. At the time Landlord makes any disbursement of Landlord’s Allowance, Landlord shall retain from Landlord’s Allowance, as a partial payment of Landlord’s actual out-of-pocket costs with respect to Tenant’s Work, the out-of-pocket costs incurred to date by Landlord with respect to Tenant’s Work. At such time as Landlord’s Allowance has been entirely disbursed, Tenant shall, within thirty (30) days of Landlord’s written demand from time to time, pay to Landlord the remainder, if any, of such costs theretofore due and not yet paid to Landlord. Upon completion of Tenant’s Work, Tenant shall furnish Landlord with invoices and other documentation reasonably required by Landlord to evidence the total cost of Tenant’s Work.

C.	Alterations. Tenant shall make no alterations, additions or improvements (“Alterations”, which term shall include Tenant’s Work) to the Premises without the prior written consent of the Landlord, which consent Landlord shall not unreasonably withhold, condition or delay. All Alterations shall be made at Tenant’s sole cost and expense (including the expense of complying with all Laws, including those regarding Hazardous Materials, if applicable, and the Americans With Disabilities Act of 1990, as heretofore amended and as amended from time to time (the “ADA”) and Title 24 requirements), in a good and workmanlike manner, by a contractor reasonably approved by Landlord. Tenant, at Tenant’s expense (or, at Landlord’s election, Landlord at Tenant’s expense) shall perform any work required to be performed in areas outside the Premises by reason of the Alterations. Tenant shall submit to Landlord, for Landlord’s prior written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by responsible licensed architect(s) and engineer(s) reasonably approved in writing by Landlord, shall comply with all applicable Laws, shall not adversely affect the Base Building Components, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the approval thereof, and shall be otherwise satisfactory to Landlord in Landlord’s reasonable discretion. Tenant shall provide Landlord advance written notice of the licensed architect(s) and engineer(s) whom Tenant proposes to engage to prepare such plans and specifications. Landlord shall promptly notify Tenant in writing whether Landlord approves or disapproves such architect(s) and engineer(s). Landlord’s approval or consent to any such work shall not impose any liability upon Landlord, and no action taken by Landlord in connection with such approval, including, without limitation, attending construction meetings of Tenant’s contractors, shall render Tenant the agent of Landlord for purposes of constructing any Alterations. Tenant shall pay Landlord on demand prior to or during the course of construction of any Alterations an amount (the “Supervision Fee”) equal to three percent (3%) of the total cost of such Alteration (and for purposes of calculating the Supervision Fee, such cost shall include architectural and engineering fees, but shall not include permit fees) as compensation to Landlord for Landlord’s review of the plans and specifications for such Alterations and general oversight of the construction. In addition, Tenant shall reimburse Landlord within thirty (30) days after Landlord’s written demand for Landlord’s reasonable out of pocket expenses in connection with any Alterations, such as additional cleaning expenses, additional security services, fees and charges paid to third party architects, engineers and other consultants for review of the work and the plans and specifications with respect thereto, and for other miscellaneous out of pocket costs incurred by Landlord as result of the work. In addition, with respect to any Alterations expected to cost in excess of $200,000.00, Landlord, at its election, may require Tenant to obtain at Tenant’s sole cost and expense a completion and lien indemnity bond, reasonably acceptable to Landlord for such Alterations. Any Alterations, including, without limitation, moveable partitions that are affixed to the Premises (but excluding moveable, free standing partitions) and all carpeting, shall at once become part of the Building and the property of Landlord. Except as Landlord shall otherwise agree in writing as respects any particular Alterations, at Landlord’s sole election any or all Alterations made for or by Tenant shall be removed by Tenant from the Premises at the expiration or sooner termination of this Lease and the Premises shall be restored by Tenant to their condition prior to the making of the Alterations, ordinary wear and tear and damage by casualty and condemnation excepted (provided that in the event of a casualty, Tenant shall assign to Landlord any insurance proceeds received by Tenant that are attributable to any Alterations that were constructed by Tenant utilizing Landlord’s Allowance (or any other tenant improvement allowance provided by Landlord), to the extent such Alterations are not covered by Landlord’s insurance); provided, however, that Tenant shall not be required to remove any Alterations that are of a type and quantity that would reasonably be installed by or for a typical tenant using space for general office purposes in a normal and customary manner; provided further, however, with respect to Alterations made hereunder, Landlord shall make such designation, if at all, concurrently with Landlord’s approval (if applicable) of the subject Alteration or improvement or systems and equipment so long as Tenant’s request for approval shall state in bold face letters on the first page of the request for Landlord’s consent the following language: “CONCURRENTLY WITH LANDLORD’S APPROVAL (IF APPLICABLE) OF THE ALTERATIONS DESCRIBED HEREIN, LANDLORD MUST ELECT, SUBJECT TO THE TERMS OF THE LEASE, WHETHER SUCH ALTERATIONS SHALL BE REQUIRED TO BE REMOVED BY TENANT.”

Notwithstanding the foregoing, Tenant shall have the right, without Landlord’s consent, to make any Alteration that meets all of the following criteria (a “Cosmetic Alteration”): (a) the Alteration is decorative in nature (such as paint, carpet or other wall or floor finishes, movable partitions or other such work), (b) at least ten (10) days prior to commencement of work with respect to such Alteration, Tenant provides Landlord with plans with respect thereto or, if the Alteration is of such a nature that formal plans will not be prepared for the work, Tenant provides Landlord with a reasonably specific written description of the work, (c) such Alteration does not affect the Base Building Components or any structural components of the Building, and such Alteration is not visible from the exterior of the Premises, (d) the work will not decrease the value of the Premises, does not require a building permit or other governmental permit, uses only new materials comparable in quality to those being replaced and is performed in a workmanlike manner and in accordance with all Laws, (e) the work does not involve opening the ceiling of the Premises, (f) the work does not involve any Hazardous Materials other than incidental quantities of the same in normal and customary construction materials, such as paint, and (g) the total cost of the Alteration, including architectural and engineering fees, if any, does not exceed Seventy-Five Thousand Dollars ($75,000.00) (excluding costs of painting and carpeting, which may be done without regard to such Seventy-Five Thousand Dollars ($75,000.00) cap).

Tenant hereby acknowledges that notwithstanding anything contained herein to the contrary, Landlord is not and shall not be deemed to be a “participating owner” with respect to any Alterations (including, without limitation, Tenant’s Work). Prior to commencement of any work at the Premises, Tenant shall obtain from all contractors, subcontractors, laborers, materialmen, and suppliers performing work in the Premises for Tenant a writing or writings duly executed by authorized representatives of such contractors, subcontractors, laborers, materialmen, or suppliers containing the following language or substantially identical provisions:

“Contractor acknowledges and agrees that it is performing a work of improvement on a Tenant’s leasehold interest and agrees to limit any right to impose a mechanic’s or materialman’s lien to Tenant’s leasehold interest. Contractor further agrees that the work of improvement is not being performed at Landlord’s insistence, is not being performed for the benefit of Landlord or Landlord’s ownership (fee) interest, and that Landlord is not directing Contractor’s work. Contractor further agrees that Landlord is not participating in the work of improvement or in Tenant’s enterprise. Contractor further agrees that it will provide Landlord with written notice of commencement of work within three (3) business days following commencement, so that Landlord may timely post a Notice of Non-Responsibility. Contractor waives and relinquishes the benefit of the “participating owner” doctrine as stated in California law, and further waives and relinquishes any right it may otherwise have had to impose any mechanic’s or materialman’s lien on Landlord’s ownership interest in the property.”

D.    Liens. Tenant shall give Landlord at least ten (10) days prior written notice (or such additional time as may be necessary under applicable Laws) of the commencement of any Tenant’s Work or any other Alterations, to afford Landlord the opportunity of posting and recording notices of non-responsibility. Tenant shall not cause or permit any mechanic’s, materialman’s or similar liens or encumbrances to be filed or exist against the Premises or the Building or Tenant’s interest in this Lease in connection with work done by Tenant under this Article or in connection with any other work done by Tenant. Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) days from the date of their existence. If Tenant fails to do so, Landlord may pay the amount or take such other action as Landlord deems necessary to remove any such lien or encumbrance, without being responsible to investigate the validity thereof. The amounts so paid and costs incurred by Landlord shall be deemed Additional Rent under this Lease and payable in full upon demand.

E.    Lobby Elevator. Tenant shall construct a new lobby elevator in the Building (the “Lobby Elevator”). Tenant’s construction of the Lobby Elevator shall be subject to the following: (i) Tenant shall perform such construction concurrently with Tenant’s construction of Tenant’s Work; (ii) Landlord shall contribute toward the reasonable cost of the construction and installation of such work in an aggregate amount not to exceed One Hundred Fifty Thousand Dollars ($150,000.00) (the “Lobby Elevator Allowance”); (iii) Landlord shall disburse the Lobby Elevator Allowance to Tenant in the same manner that Landlord’s Allowance is disbursed, as set forth in Section 5.B. above; (iv) Landlord, in Landlord’s sole, but good faith discretion, shall have the right to approve of the design and configuration of the Lobby Elevator; (v) Tenant shall submit to Landlord, for Landlord’s prior written approval, complete plans and specifications for all work to be done by Tenant with respect to the Lobby Elevator; and (vi) Tenant’s construction of the Lobby Elevator shall be otherwise subject to Section 5.C. above (provided that no Supervision Fee shall be payable by Tenant for such work). If the costs of Tenant’s construction of the Lobby Elevator exceeds the funds available therefor from the Lobby Elevator Allowance, then Tenant shall pay all such excess costs. The Lobby Elevator Allowance shall be used by Tenant solely for the construction of the Lobby Elevator, and not for any portion of Tenant’s Work.

F.    Building Entrance. Tenant shall construct a new entry to Building 2, plus any associated parking, sidewalk and landscaping improvements (collectively, such work shall be referred to as the “Building Entrance”), and in addition, Tenant shall also relocate to Tenant’s lobby the fire control panel for the Building. Tenant’s construction of the Building Entrance and the relocation of the fire control panel shall be subject to the following: (i) Tenant shall perform such construction concurrently with Tenant’s construction of Tenant’s Work; (ii) Landlord shall contribute toward the reasonable cost of the construction and installation of such work in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Building Entrance Allowance”); (iii) Landlord shall disburse the Building Entrance Allowance to Tenant in the same manner that Landlord’s Allowance is disbursed, as set forth in Section 5.B. above; (iv) Landlord, in Landlord’s sole, but good faith discretion, shall have the right to approve of the design and configuration of the Building Entrance; (v) Tenant shall submit to Landlord, for Landlord’s prior written approval, complete plans and specifications for all work to be done by Tenant with respect to the Building Entrance and the relocation of the fire control panel; and (vi) Tenant’s construction of the Building Entrance and the relocation of the fire control panel shall be otherwise subject to Section 5.C. above (provided that no Supervision Fee shall be payable by Tenant for such work). If the costs of Tenant’s construction of the Building Entrance and the relocation of the fire control panel exceeds the funds available therefor from the Building Entrance Allowance, then Tenant shall pay all such excess costs. The Building Entrance Allowance, if applicable, shall be used by Tenant solely for the construction of the Building Entrance and the relocation of the fire control panel, and not for any portion of Tenant’s Work.

ARTICLE 6.

USE

A.    Use. Subject to and to the extent permitted by applicable Laws, Tenant shall use the Premises for general office and administrative purposes, for research and development purposes, including computer labs, for light assembly, shipping and receiving purposes, and for such other purposes as shall be consistent with the first class character of the Building and the Project, and for no other purpose whatsoever, subject to and in compliance with all other provisions of this Lease, including, without limitation, the Building’s Rules and Regulations attached as Exhibit B hereto. Landlord makes no representation or warranty that applicable Laws permit the Premises to be used for any of the foregoing specified purposes, and any restrictions or prohibitions on any such uses of the Premises shall not diminish Tenant’s obligation to pay Rent or perform Tenant’s other obligations under this Lease. Tenant and its invitees shall also have the non-exclusive right, along with other tenants of the Project and others authorized by Landlord, to use the Common Areas subject to such rules and regulations as Landlord reasonably may impose from time to time upon reasonable prior notice to Tenant. Nothing contained herein shall be deemed to give Tenant any exclusive use rights with respect to the Buildings or any other portion of the Project other than the Premises. Tenant acknowledges that, for emergency exiting purposes only, Tenant’s employees, agents, contractors, employees, customers, and invitees, must exit the Building through the lobby of Building 1, and in connection therewith, Tenant shall reasonably cooperate with Landlord’s reasonable security procedures.

B.    Restrictions. Tenant shall not at any time use or occupy or permit anyone to use or occupy, the Premises or do or permit anything to be done in the Premises which: (a) causes or is liable to cause injury to persons, to the Building or its equipment, facilities or systems; (b) impairs or tends to impair the character, reputation or appearance of the Building as a first class office building or the Project as a first class office project; (c) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; or (d) annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Building or the Project.

C.    Compliance with Laws. Tenant shall not permit the Premises to be used in violation of or in conflict with, and at its sole cost and expense shall promptly comply with, all Laws (including, without limitation, the ADA and Title 24 requirements) insofar as any thereof relate to or affect the condition, use or occupancy of the Premises (including Alterations therein), and Tenant shall perform all work to the Premises and other portions of the Project required to effect such compliance (or, at Landlord’s election, Landlord may perform such work to portions of the Project outside of the Premises at Tenant’s expense). Notwithstanding the foregoing, however, Tenant shall not be required to perform any structural changes to the Premises or other portions of the Project unless such changes are related to or affected or triggered by (i) Tenant’s Alterations (including, without limitation, Tenant’s Work), (ii) Tenant’s particular use of the Premises (as opposed to Tenant’s use of the Premises for general office purposes in a normal and customary manner), or (iii) Tenant’s particular employees or employment practices. The judgment of any court of competent jurisdiction or the admission of Tenant in any actions against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any Law, shall be conclusive of such violation as between Landlord or Tenant.

ARTICLE 7.

SERVICES

A.    Utilities and Services. Tenant shall arrange for all telephone, water, gas, electricity, janitorial services, life safety systems and other power, utilities and services which it shall require in connection with its use or occupancy of the Premises and shall pay for the same by direct payment to the provider thereof, together with any taxes, penalties, surcharges or the like pertaining thereto. Notwithstanding the foregoing, during the Normal Business Hours of the Building specified in Article 1 above, Landlord shall furnish the Premises with heating, ventilation and air conditioning services for normal and customary office use (“HVAC”). If requested by Tenant, Landlord shall furnish HVAC service to the Premises at times other than the Normal Business Hours of the Building and Tenant shall pay for the cost of such after-hours services at Landlord’s then prevailing rate, which rate shall take into account any excess wear and tear and maintenance expenses as a result of such excess use, but shall not include Landlord’s overhead or any profit mark-up. If the HVAC is in need of maintenance or repair, Landlord shall repair the HVAC unless Landlord, in its reasonable discretion, determines that it is more feasible to replace the HVAC. If Landlord replaces the HVAC, the cost of such replacement HVAC shall be included in Operating Expenses and amortized in accordance with subsection 1.12 of Section 29.L. below. Subject to the other terms of this Lease (including, without, limitation, Tenant’s responsibility for maintaining any supplemental HVAC or generators exclusively serving the Premises), Landlord shall be responsible for maintaining all utility systems and equipment located outside of the Building, with the costs of such maintenance to be included in Operating Expenses. Except as expressly provided above, Landlord shall have no obligation to furnish any utilities or services to the Premises or any equipment providing for the same. Tenant shall be solely responsible for any supplemental HVAC to the Premises as Tenant shall require for the comfortable occupancy thereof. Tenant acknowledges that Landlord has informed Tenant that, as of the date hereof, the utilities serving each of the Buildings are separately metered and Landlord agrees to maintain such separate metering during the Term. Except as provided pursuant to Section 12.B. below, Tenant shall maintain, repair and replace all such items, operate the same, and keep the same in good working order and condition. Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The installation, alteration, replacement or connection of any utility equipment and lines, and any other equipment or systems or Alterations which Tenant shall require in order to supply supplemental HVAC or other services, shall be subject to the provisions of Section 5.C. above. Tenant shall ensure that all Tenant’s supplemental HVAC equipment, is installed and operated at all times in a manner to prevent roof leaks, damage, or noise due to vibrations or improper installation, maintenance or operation. Tenant shall obtain, at its expense all electric light bulbs, ballasts and tubes as it shall require for the Premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Monthly Rent, Operating Expenses or any other monies owed by Tenant to Landlord under this Lease be abated or reduced by reason of (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any of the foregoing utilities and services, (b) failure to furnish or delay in furnishing any such utilities or services for any reason whatsoever, or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Project. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local government agencies or utility suppliers in reducing energy or other resource consumption, consistent with the operation of a first class office building. Tenant’s utilization of utilities and services shall be subject to the limitations of any such voluntary, reasonable program that Landlord shall implement and uniformly apply for the Project.

B.    Cafeteria. A cafeteria located in Building 3 will be made available to Tenant and other tenants of the Project during the initial ten (10) year term of this Lease. The cafeteria is operated by a third party operator. The ordinary and necessary operating costs (including, without limitation, reasonable rental subsidies, if any) associated with the cafeteria, whether operated by Landlord or a third party operator, shall in any event be included in Operating Expenses to the extent such costs exceed revenues actually received by Landlord that are generated from the operation of the cafeteria. The provisions of Article 9 shall fully apply in connection with use of the cafeteria by Tenant or any other Tenant Party (as defined in Article 9). Without limitation of the preceding sentence, Tenant shall hold Landlord and its agents, successors and assigns, including its Project Manager, harmless from and indemnify Landlord and its agents, successors and assigns, including its Project Manager, against any and all Claims (as defined in Article 9) to the extent arising from (a) the acts or omissions of Tenant or any other Tenant Party in, on or about the cafeteria (subject, however, to the provision of Article 9), or (b) any accident, injury or damage, howsoever and by whomsoever caused, to any Tenant Party, occurring in, on or about the cafeteria. Landlord may prescribe reasonable rules and regulations for the use of the cafeteria, including, without limitation, with respect to reservations for meetings and other functions, and Landlord shall (i) enforce any such rules and regulations in a reasonable and non-discriminatory manner, and (ii) endeavor to accommodate Tenant’s requests to use the cafeteria for meetings and other permitted functions. Tenant’s use of the cafeteria shall be conditioned upon Tenant’s observance of such rules and regulations. The cafeteria shall remain in operation during the initial ten (10) year term of this Lease; provided, however, Tenant acknowledges that the cafeteria may, from time to time, be temporarily closed during the Term including, without limitation, closures due to (i) remodeling, improvement work or repair work, (ii) changes in the cafeteria operator, (iii) cessation of operations by the cafeteria operator, (iv) compliance with applicable Law, (v) casualty or condemnation and (vi) matters beyond Landlord’s reasonable control.

C.    Interruptions. Any interruption or discontinuance of utilities or the services and appurtenances described in this Article 7 or otherwise in this Lease shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of the Rent or otherwise, nor relieve Tenant from performance of Tenant’s obligations under this Lease. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future Law permitting the termination of this Lease due to such interruption or discontinuance.

Notwithstanding the foregoing, if any interruption or discontinuance of the utilities or services described in Section 7.A above is caused primarily by the negligence or willful misconduct of Landlord or its agents or employees, and correcting such interruption or discontinuance is within Landlord’s reasonable control, and such interruption or discontinuance continues for fifteen (15) or more consecutive business days after Tenant’s written notice thereof to Landlord, and Tenant is unable to conduct and does not conduct any business in a material portion of the Premises as a result thereof, then Tenant shall be entitled to an abatement of Monthly Rent and Taxes and Operating Expenses payable hereunder, which abatement shall commence as of the first day after the expiration of such fifteen (15) business day period and terminate upon the cessation of such interruption or discontinuance, and which abatement shall be based on the portion of the Premises rendered unusable for Tenant’s business by such interruption or discontinuance. The abatement provision set forth above shall be inapplicable to any interruption or discontinuance described in this paragraph that is caused (x) by damage from fire or other casualty or condemnation (it being acknowledged that such situations shall be governed by Articles 10 and 11 below, as applicable), or (y) in whole or in part by the negligence or willful misconduct of Tenant or any other Tenant Parties.

ARTICLE 8.

INSURANCE

A.    Tenant’s Required Insurance. Tenant, at Tenant’s sole cost and expense, shall maintain the following insurance coverages with responsible companies licensed to do business in the state where the Building is located, with a rating by A.M. Best of not less than A-VIII: (i) “special form” (previously known as “all risk”) property insurance which shall be primary (and non-contributory) on any Alterations performed by or on behalf of Tenant and Tenant’s property, including, but not limited to, its goods, equipment and inventory, in an amount adequate to cover their full replacement cost; (ii) business interruption insurance for a period of not less than twelve (12) months, (iii) commercial general liability insurance on an as occurrence basis with limits of liability in an amount not less than Five Million Dollars ($5,000,000) combined single limit for each occurrence and Five Million Dollars ($5,000,000) annual aggregate, in each case for bodily injury and property damage liability and personal injury liability, (iv) employer’s liability coverage of at least One Million Dollars ($1,000,000) per occurrence, (v) Worker’s Compensation Insurance as required by Law, and (vi) any other form of forms of insurance as Tenant or Landlord or any Lender of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself and which is customarily required by landlords of similar buildings located in the vicinity of the Premises. The commercial general liability policy shall include contractual liability which includes the provisions of Article 9 herein, and contain severability of interest and cross liability clauses.

On or before the Commencement Date, Tenant shall furnish to Landlord and its Project Manager, certificates and/or policies of insurance evidencing the aforesaid insurance coverages. All such policies and certificates (other than Worker’s Compensation Insurance) shall name as additional insureds Landlord, Landlord’s Project Manager, Tenant, any Lender of Landlord, and such other parties as Landlord shall reasonably require, as their respective interests may appear. Renewal certificates must be furnished to Landlord at least thirty (30) days prior to the expiration date of such insurance policies showing the above coverage to be in full force and effect.

All such insurance shall be in form reasonably satisfactory to Landlord and provide that it cannot be canceled or reduced in coverage except upon thirty (30) days prior written notice to Landlord. Tenant shall comply with all rules and directives of any insurance board, company or agency determining rates of hazard coverage for the Premises, including but not limited to the installation of any equipment and/or the correction of any condition necessary to prevent any increase in such rates.

B.    Waiver of Subrogation. Landlord and Tenant each agree that neither Landlord nor Tenant will have any claim against the other for any loss or damage to property which is covered by the insurance carried by either party and for which recovery from such insurer is made (or for which recovery would be made if the party had carried the insurance required of it pursuant to this Lease), notwithstanding the negligence of either party in causing the loss. Each party hereto shall cause each property damage insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against the other respective party in connection with any matter covered by such policy. For purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies.

C.    Waiver of Claims. Except for claims arising from Landlord’s gross active negligence or willful misconduct that are not covered by Tenant’s insurance required hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming, through Tenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, or other casualty, (iv) the Building, Premises, or the operating and mechanical systems or equipment of the Building, being defective, or failing, and (v) vandalism, malicious mischief, theft or other acts or omissions of any other parties including without limitation, other tenants, contractors and invitees at the Building. Tenant agrees that Tenant’s property loss risks shall be borne by its insurance, and Tenant agrees to look solely to and seek recovery only from its insurance carriers in the event of such losses. For purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies.

D.    Landlord’s Required Insurance. Landlord shall obtain and keep in full force and effect during the Term, at its own cost and expense (i) commercial general liability insurance to afford protection against any and all claims for personal injury, death or property damage occurring in or upon the Common Areas or any part thereof, in such amounts as Landlord shall reasonably determine; and (ii) insurance covering the Project, excluding footings and foundations, against loss or damage by fire and such other risks and hazards as are insured under then available standard forms of fire insurance policies (excluding, at Landlord’s option, perils such as earthquake, terrorism, flood and other standard “special form” policy exclusions), for the full insurable value thereof as determined by Landlord; in each such case with deductible amounts reasonably determined by Landlord.

ARTICLE 9.

INDEMNIFICATION

Tenant shall indemnify, defend and hold harmless Landlord and its agents, successors and assigns, including its Project Manager, from and against all injury, loss, costs, expenses, claims or damage (including attorney’s fees and disbursements) (collectively, “Claims”) to any person or property arising from, related to, or in connection with any use or occupancy of the Premises by, or any act or omission (including, without limitation, construction and repair of the Premises arising out of Tenant’s Work any subsequent Alterations) of, Tenant, its agents, contractors, employees, customers, and invitees (together with Tenant, collectively, “Tenant Parties”), which indemnity extends to any and all Claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease. This indemnification shall survive the expiration or termination of the Term.

Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building, or by any owner or occupants of adjoining or contiguous property. Landlord shall not be liable for any injury or damage to persons or property resulting in whole or in part from the criminal activities or willful misconduct of others. To the extent not covered by Landlord’s all risk property insurance, Tenant agrees to pay for all damage to the Building, as well as all damage to persons or property of other tenants or occupants thereof, caused by the negligence, fraud or willful misconduct of Tenant or any Tenant Parties. Nothing contained herein shall be construed to relieve Landlord from liability for any personal injury resulting from its gross negligence, fraud or willful misconduct.

Notwithstanding any other provision of this Lease, Landlord shall not be liable for any consequential damages or interruption or loss of business, income or profits, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, the constituent shareholders, partners or other owners of Landlord, and the directors, officers, employees and agents of Landlord and each such constituent shareholder, partner or other owner. Landlord shall hold Tenant harmless from and indemnify Tenant against any Claim incurred in connection with or arising from any injury, illness, or death to any person or damage to any property to the extent (i) such injury, illness, death or damage is caused by the negligence or willful misconduct of Landlord or its agents or employees or the failure of Landlord to comply with any of its obligations under this Lease, and (ii) such Claim is not included within the risks insured against under the insurance that Tenant is required to carry under Section 8.A. above. The provisions of this paragraph shall survive the termination of this Lease with respect to any injury, illness, death or damage occurring prior to such termination. Landlord’s indemnification obligations under this paragraph are subject to the provisions of Section 8.B. above.

ARTICLE 10.

CASUALTY DAMAGE

Tenant shall promptly notify Landlord or the Project Manager of any fire or other casualty to the Premises or to the extent it knows of damage, to the balance of the Building. In the event the Premises or any substantial part of the Building is wholly or partially damaged or destroyed by fire or other casualty which is fully covered by Landlord’s insurance and for which such insurance proceeds are made available to Landlord by its Lender, Landlord will proceed to restore the same to substantially the same condition existing immediately prior to such damage or destruction unless such damage or destruction is incapable of repair or restoration within one hundred eighty (180) days from the date of the fire or other casualty, as reasonably determined by Landlord, in which event Landlord may, at Landlord’s option and by written notice given to Tenant within sixty (60) days of such damage or destruction, declare this Lease terminated as of the happening of such damage or destruction. If in Landlord’s reasonable opinion the net insurance proceeds recovered by Landlord and made available by Landlord’s Lender by reason of the damage or destruction will not be adequate to complete the restoration of the Building, Landlord shall have the right to terminate this Lease and all unaccrued obligations of the parties hereto by sending a notice of such termination to Tenant, which notice shall be delivered, if at all, promptly after Landlord has determined the amount of insurance proceeds that will be available to Landlord. To the extent that, after the fire or other casualty, Tenant shall be deprived of the use and occupancy of the Premises or any portion thereof as a result of any such damage, destruction or the repair thereof, provided Tenant did not cause the fire or other casualty, Tenant shall be relieved of the same ratable portion of the Monthly Rent hereunder as the amount of damaged or useless space in the Premises bears to the rentable square footage of the Premises until such time as the Premises may be restored. Landlord shall reasonably determine the amount of damaged or useless space and the square footage of the Premises referenced in the prior sentence.

In the event that (i) the Premises or any of the Common Areas necessary for Tenant to use and occupy the Premises are damaged or destroyed by fire or other casualty, (ii) Landlord reasonably determines that such damage or destruction is incapable of repair or restoration within three hundred (300) days from the date of the fire or other casualty (or ninety (90) days if the fire or other casualty occurs during the final one hundred eighty (180) days of the Term), and (iii) Landlord does not exercise its right to terminate this Lease pursuant to the foregoing provisions, then Tenant shall have the right to terminate this Lease as respects the applicable Building(s) by written notice to Landlord within fifteen (15) days after Tenant’s receipt of Landlord’s written notice setting forth Landlord’s estimate of the repair and restoration period. Each of Landlord and Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4), providing for termination of hiring upon destruction of the thing hired and Sections 1941 and 1942, providing for repairs to and of premises.

ARTICLE 11.

CONDEMNATION

In the event of a condemnation or taking of the entire Premises by a public or quasi-public authority, this Lease shall terminate as of the date title vests in the public or quasi-public authority. In the event of a taking or condemnation of fifteen percent (15%) or more of the Building and without regard to whether the Premises are part of such taking or condemnation, Landlord may elect to terminate this Lease by giving notice to Tenant within sixty (60) days of Landlord receiving notice of such condemnation. All compensation awarded for any condemnation or taking shall be the property of Landlord, whether such damages shall be awarded as a compensation for diminution in the value of the leasehold or to the fee of the Premises, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such compensation; provided, however that in the event this Lease is terminated as to any portion of the Premises, Tenant shall be entitled to make a separate claim for the taking of Tenant’s personal property (including fixtures paid for by Tenant), and for costs of moving. Notwithstanding anything herein to the contrary, any condemnation or taking award to Tenant shall be available only to the extent such award is payable separately to Tenant and does not diminish the award available to Landlord or any Lender of Landlord and such award shall be limited to the amount of Rent actually paid by Tenant to Landlord for the period of time for which the award is given. Any additional portion of such award shall belong to Landlord. In the event of a partial taking of the Premises which does not result in a termination of this Lease in its entirety, the Monthly Rent, Tenant’s Share and Project Share hereunder shall be equitably reduced.

If only a portion of the Premises is taken, and such portion exceeds thirty-five percent (35%) of the Premises, Tenant may terminate this Lease as to the remainder of the Premises upon written notice to Landlord within thirty (30) days of Tenant receiving notice of such taking; provided, however, that Tenant’s right to terminate this Lease is conditioned upon the remaining portion of the Premises being of such size or configuration that such remaining portion of the Premises is unusable for Tenant’s business.

Notwithstanding the foregoing, if all or any portion of the Premises is taken for a period of time of ninety (90) days or less ending prior to the end of the Term of this Lease, this Lease shall remain in full force and effect and Tenant shall continue to pay all rent and to perform all of its obligations under this Lease; provided, however, that Tenant shall be entitled to all compensation, damages, income, rent awards and interest thereon that is paid or made in connection with such temporary taking of the Premises (or portion thereof), except that any such compensation in excess of the rent or other amounts payable to Landlord hereunder shall be promptly paid over to Landlord as received. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law providing for, or allowing either party to petition the courts of the state in which the Project is located for, a termination of this Lease upon a partial taking of the Premises and/or the Building.

ARTICLE 12.

REPAIR AND MAINTENANCE

A.    Tenant’s Obligations. Except as provided in Articles 10 and 11 above and Section 12.B. below, Tenant shall keep the Premises in good working order, repair (and in compliance with all Laws now or hereafter adopted) and condition (which condition shall be neat, clean and sanitary, and free of pests and rodents) and shall make all necessary repairs thereto, normal wear and tear and damage by fire or other casualty or condemnation excepted. Tenant’s obligations hereunder shall include but not be limited to Tenant’s trade fixtures and equipment, security systems, signs, interior decorations, floor-coverings, wall-coverings, entry and interior doors, interior glass, light fixtures and bulbs, keys and locks, and Alterations to the Premises whether installed by Tenant or Landlord. Tenant waives all rights to make repairs at the expense of Landlord as provided by any Laws now or hereafter in effect. It is specifically understood and agreed that, except as specifically set forth in this Lease, Landlord has no obligation and has made no promises to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant. Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and of any similar Law now or hereafter in effect.

B.    Landlord’s Obligations. Landlord shall maintain in good condition and repair, reasonable wear and tear excepted, and in a manner consistent with comparable first class office buildings in the Milpitas/North San Jose area, the roof, foundations, floor slabs and exterior walls of the Building, and all Building systems, including, without limitation, elevator, plumbing, HVAC, electrical, security, life safety and power (collectively, the “Base Building Components”), except that Base Building Components shall exclude, and Tenant shall be obligated to maintain and repair, at Tenant’s sole cost and expense, any supplemental systems (including air-conditioning systems), and equipment used in connection therewith, installed specifically for Tenant, as part of Tenant’s initial Alterations to the Premises or any subsequent Alterations. The term walls as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. The term roof as used herein shall not include skylights, smoke hatches or roof vents. Landlord shall also maintain in good condition and repair, reasonable wear and tear excepted, the Common Areas, including, but not limited to, the landscaped areas, parking areas, driveways and the cafeteria. Tenant shall reimburse Landlord for Landlord’s costs of complying with its obligations under this Section 12.B. in accordance with Article 4 above. Landlord shall have no responsibility to make any repairs to the Premises that are otherwise required hereunder unless and until Landlord receives written notice of the need for such repair. Landlord shall not be liable for any failure to make repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is received by Landlord from Tenant. Landlord shall make every reasonable effort to perform all such repairs or maintenance in such a manner (in its reasonable judgment) so as to cause minimum interference with Tenant and the Premises but Landlord shall not be liable to Tenant for any interruption or loss of business pertaining to such activities. Landlord shall have the right to require that any uninsured damage caused by the willful misconduct of Tenant or any of Tenant’s agents, contractors, employees, invitees or customers, be paid for and performed by Tenant (without limiting Landlord’s other remedies herein), and in addition, Landlord shall have the right to require that Tenant pay Landlord for the deductible with respect to any insured damage caused by the willful misconduct of Tenant or any of Tenant’s agents, contractors, employees, invitees or customers (without limiting Landlord’s other remedies herein).

C.    Signs and Obstructions. Tenant shall not obstruct or permit the obstruction of light, halls, Common Areas, roofs, parapets, stairways or entrances to the Building or the Premises and will not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Building or the Premises, including the inside or outside of the windows or doors, without the written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall have the right to require Tenant to remove any sign, projection, awning, signal or advertisement to be affixed to the Building or the Premises without the written consent of Landlord.

Notwithstanding the foregoing, Tenant, at Tenant’s sole cost and expense (including, without limitation, costs and expenses to construct any such signage to the extent the same does not exist as of the date of this Lease (but subject to Landlord’s contribution of Landlord’s Allowance)), and subject to Tenant’s compliance with applicable Laws, shall be entitled to the following signage: (i) Tenant’s name and logo on a non-exclusive corner sign at the corner of McCarthy Boulevard and East Tasman Drive; (ii) Tenant’s name and logo on the Project standard monument sign at the street by the Building 2 driveway; (iii) directional signage outside of Building 2; (iv) building signage for Tenant’s name and logo on the exterior of Building 2 at a mutually agreed upon location; and (v) exclusive lobby signage in the lobby of Building 2 (collectively, “Tenant’s Signage”). Notwithstanding anything contained herein to the contrary, Landlord shall have the right to institute a new signage program for the Project that replaces all or any portion of Tenant’s Signage provided that Landlord pays for the cost of changing out such signage, in which event the term Tenant’s Signage as used herein shall mean such replacement signage and shall not include the signage that Landlord replaced. Tenant’s right to use Tenant’s Signage shall remain in place only so long as (1) the Tenant hereunder shall be the Tenant originally named in this Lease, or any Affiliate pursuant to Section 16.G. below (provided that any such Affiliate must utilize all of Tenant’s Signage then available under this Section 12.C. and not a portion thereof), (2) no default has occurred and is continuing under this Lease, and (3) Tenant shall be in occupancy of at least eighty percent (80%) of the portion of the Premises located in the applicable Building to which the signage applies. Except for Tenant’s Signage, Tenant shall have no other right to maintain any signage at any other location in, on or about the exterior of the Premises or the Project and shall not display or erect any sign, display or other advertising material that is visible from the exterior of the Premises when viewed from adjacent public streets, unless such signage is approved by Landlord in Landlord’s reasonable discretion.

Tenant’s Signage, and any changes to Tenant’s Signage, shall be subject to Landlord’s reasonable approval as to the design, size, color, material, content, location and illumination, shall be appropriate for a first class office building in the Project, shall be in conformity with the overall design and ambiance of the Project, and shall comply with all applicable Laws. Tenant shall be responsible for obtaining any governmental permits or approvals required for Tenant’s Signage (and, if approved by Landlord, any new Tenant signage), all at Tenant’s sole cost and expense; provided, however, that Landlord, at no cost to Landlord, shall reasonably cooperate with Tenant as reasonably required for obtaining any governmental permits or approvals required for Tenant’s Signage (and, if approved by Landlord, any new Tenant signage). Tenant’s repair, maintenance, construction and/or improvement of Tenant’s Signage (and, if approved by Landlord, any new Tenant signage) shall be at its sole cost and expense (subject, however, to contribution of Landlord’s Allowance and Landlord’s payment for any replacement Tenant Signage in connection with changes to Landlord’s sign program) and shall comply with all applicable Laws, the requirements applicable to construction of Alterations pursuant to this Lease, and such other reasonable rules, procedures and requirements as Landlord shall impose with respect to such work, including insurance coverage in connection therewith. Any cost or reimbursement obligations of Tenant under this Section 12.C., including with respect to the installation, maintenance or removal of Tenant’s Signage, shall survive the expiration or earlier termination of this Lease.

Upon the expiration or earlier termination of this Lease, or the earlier termination of Tenant’s right to have Tenant’s Signage by Landlord’s written notice to Tenant by reason of Tenant’s failure to meet the occupancy or other requirements applicable thereto pursuant to the foregoing, Tenant shall remove Tenant’s Signage (and any other signage subsequently installed by Tenant) at Tenant’s sole cost and expense, and repair and restore to good condition the areas of the Building or Project on which the signage was located or that were otherwise affected by such signage or the removal thereof, or at Landlord’s election, Landlord may perform any such removal and/or repair and restoration and Tenant shall pay Landlord the reasonable cost thereof within thirty (30) days after Landlord’s demand. If any signs, projections, awnings, signals or advertisements is installed by Tenant in violation of this Section 12.C., or done by Tenant through any person, firm or corporation not approved by Landlord, Landlord shall have the right to remove such signs, projections, awnings, signals or advertisements without being liable to the Tenant by reason thereof and to charge the cost of such removal to Tenant as Additional Rent, payable within ten (10) days of Landlord’s demand therefor.

D.    Outside Services. Tenant shall not permit, except by Landlord or a person or company approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed): (i) the extermination of vermin in, on or about the Premises; (ii) the servicing of heating, ventilating and air conditioning equipment; (iii) the collection of rubbish and trash other than in compliance with local government health requirements and in accordance with the rules and regulations established by Landlord, which shall minimally provide that Tenant’s rubbish and trash shall be kept in containers located so as not to be visible to members of the public and in a sanitary and neat condition; or (iv) window cleaning, janitorial services or similar work in the Premises. Tenant agrees not to employ any person, entity or contractor for any Alterations or other work or services in or to the Premises (including moving Tenant’s equipment and furnishings in, out or around the Premises) whose presence is likely to give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

ARTICLE 13.

INSPECTION OF PREMISES

Landlord may, at any and all reasonable times and upon at least twenty-four (24) hours advance written or oral notice (provided that no advance notice need be given if an emergency (as determined by Landlord in its good faith judgment) necessitates an immediate entry or prior to entry to provide routine services), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Premises to prospective lenders, purchasers or tenants (with respect to prospective tenants, only during the final twelve (12) months of the Term), (d) post notices of non-responsibility, and (e) alter, improve or repair the Premises or any other portion of the Building or Project. In connection with any such alteration, improvement or repair, Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the work to be performed. In no event shall such entry or work entitle Tenant to an abatement of rent, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business or profits by Tenant. Landlord shall use good faith, commercially resonable efforts to cause all such work to be done in such a manner as to cause as little interference to Tenant as reasonably possible without incurring unreasonable additional expense. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises, except Tenant’s vaults and safes. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises and any such entry to the Premises shall not constitute a forcible or unlawful entry into the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises, or any portion thereof.

Tenant may from time to time upon thirty (30) days’ advance written notice to Landlord designate, as secured areas of the Premises, areas where unusually confidential information is kept. Except in the case of emergency (as determined by Landlord in its reasonable judgment), Landlord shall not enter such secured areas unless accompanied by a representative of Tenant. Tenant agrees to make such representative available to Landlord during Normal Business Hours upon reasonable advance request (which may be oral) by Landlord. If Tenant shall fail to make such a representative available upon such request, Landlord may enter such secured areas without Tenant’s representative. Landlord shall at all times be provided with a means of entry to the secured areas in the event of an emergency or Tenant’s failure to provide a representative as aforesaid. Landlord shall not provide janitorial services to such secured areas unless requested by Tenant, in which case such services will be provided at the normal times janitorial service is supplied to other portions of the Premises. Tenant may elect that a representative accompany the provider of such janitorial services to the secured areas so long as the same does not require rescheduling of such services or hinder, interfere with or delay the performance of the same and is permitted under Landlord’s applicable contracts with the provider of such janitorial services.

ARTICLE 14.

SURRENDER OF PREMISES

Upon the expiration of the Term, or sooner termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in as good or better condition than existed at the date possession was delivered to Tenant, normal wear and tear and damage by fire or other casualty or by condemnation excepted, and prior to the expiration or sooner termination of this Lease Tenant shall remove from the Premises any Alterations that Tenant is required by Landlord to remove under the provisions of this Lease, and all of Tenant’s furniture, equipment and other personal property (including, without limitation, all voice and data and other wiring and cabling installed after the Commencement Date) and trade fixtures. Any property not removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord at Tenant’s expense free of any and all claims of Tenant, as Landlord shall desire. All property not removed from the Premises by Tenant may be handled or stored by Landlord at Tenant’s expense and Landlord shall not be liable for the value, preservation or safekeeping thereof. At Landlord’s option all or part of such property may be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Neither the provisions of this Article 14 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant’s property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Tenant hereby waives to the maximum extent allowable the benefit of all laws now or hereafter in force in this state or elsewhere exempting property from liability for rent or for debt.

ARTICLE 15.

HOLDING OVER

Tenant shall pay Landlord one hundred fifty percent (150%) of the Monthly Rent and Additional Rent payable under this Lease during the last full month prior to the date of the expiration of this Lease, prorated on a per diem basis, for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises) and Landlord shall have the right at any time thereafter to enter and possess the Premises and remove all property and persons therefrom. Without limitation of the foregoing, if Tenant remains in possession of the Premises for more than fifteen (15) days after the expiration or earlier termination of this Lease, Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims incurred by or asserted against Landlord and arising directly or indirectly from Tenant’s failure to timely surrender the Premises or any portion thereof, including but not limited to (i) any rent payable by or any loss, cost, or damages (including lost business and profits), claimed by any prospective tenant of the Premises or any portion thereof, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises; provided, however, as a condition to Tenant’s indemnification obligations under this paragraph, Landlord shall give Tenant written notice of the existence of a prospective successor tenant for the Premises or any portion thereof, or the existence of any other matter which might give rise to a claim by Landlord under the foregoing indemnity, at least fifteen (15) days prior to the date Landlord shall require Tenant’s surrender of the Premises, and Tenant shall not be responsible to Landlord under the foregoing indemnity if Tenant shall surrender the Premises on or prior to the expiration of such fifteen (15) day period (it being agreed, however, that Landlord need not identify the prospective tenant by name in its notice, and it being further agreed that such notice may be given prior to the scheduled expiration date of this Lease); and provided, further, however, that Tenant’s indemnification obligations under this paragraph shall not apply with respect to claims or damages in connection with a prospective tenant unless Landlord shall have entered into a letter of intent with such prospective tenant, or exchanged an offer and counteroffer (including in the form of lease drafts) with such prospective tenant.

ARTICLE 16.

SUBLETTING AND ASSIGNMENT

A.    Landlord’s and Tenant’s agreement with regard to Tenant’s right to transfer all or part of its interest in the Premises is as expressly set forth in this Article 16. Tenant agrees that, except upon Landlord’s prior written consent, which consent shall not (subject to Landlord’s rights below) be unreasonably withheld, conditioned or delayed, neither this Lease nor all or any part of the leasehold interest created hereby shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant or Tenant’s legal representatives or successors in interest (collectively, an “assignment”) and neither the Premises nor any part thereof shall be sublet or be used or occupied for any purpose by anyone other than Tenant (collectively, a “sublease”). Any assignment or subletting without Landlord’s prior written consent shall, at Landlord’s option, be void and shall constitute a default by Tenant hereunder entitling Landlord to terminate this Lease and to exercise all other remedies available to Landlord under this Lease and at law.

B.    In the event that during the Term, Tenant desires to assign this Lease or sublease the Premises or any portion thereof, Tenant shall give notice thereof to Landlord, which notice shall name the proposed assignee or subtenant and include all material information with respect thereto, as well as the proposed assignment or sublease agreement, and such other information as Landlord shall reasonably require. Landlord shall not unreasonably withhold its consent to any proposed assignment or subletting, but Landlord may, in its sole and absolute discretion, exercise the right set forth in subparagraph (3) below. Landlord shall notify Tenant within thirty (30) days of Landlord’s receipt of Tenant’s notice as to which of the following actions Landlord elects to take:

(1) Landlord consents to the proposed assignment or subleasing, subject to execution of Landlord’s reasonable consent form by Tenant and the proposed assignee or subtenant;

(2) Landlord declines to consent to such assignment or subletting, and stating the reasonable reasons for Landlord’s decision, such as, without limitation, insufficient or unsatisfactory documentation furnished to Landlord to establish Tenant’s reputation, financial strength and/or proposed use of and operations upon the Premises; or

(3) Landlord, (i) in the event of an assignment of this Lease, elects to terminate this Lease effective as of the date such assignment would have become effective (and such termination date shall become the Expiration Date for purposes of this Lease), or (ii) in the event of a sublease, to terminate this Lease as it pertains to the portion of the Premises so proposed by Tenant to be sublet effective as of the date such sublease would have become effective (and such termination date shall become the Expiration Date for purposes of this Lease with respect to such portion of the Premises). Notwithstanding the above, Tenant, within ten (10) days after receipt of Landlord’s notice of intent to terminate, may withdraw its request for consent to the assignment or sublease. In that event, Landlord’s election to terminate the Lease shall be null and void and of no force and effect.

By way of example and without limitation, the failure to satisfy any of the following conditions or standards shall be deemed to constitute reasonable grounds for Landlord to refuse to grant its consent to a proposed assignment or subletting (“Transfer”):

(i) The proposed assignee or sublessee (“Transferee”) must expressly assume all of the provisions, covenants and conditions of this Lease on the part of Tenant to be kept and performed as they apply to the transferred space.

(ii) The proposed Transferee must satisfy Landlord’s then-current credit and other standards for tenants of the Building and, in Landlord’s reasonable opinion, have the financial strength and stability to perform all of the obligations of the Tenant under this Lease (as they apply to the transferred space) as and when they fall due

(iii) The proposed Transferee must be reasonably satisfactory to Landlord as to character and business reputation.

(iv) The proposed use of the Premises by the proposed Transferee must be, in Landlord’s reasonable opinion: (a) lawful; (b) in compliance with Article 6 of this Lease; (c) unlikely to cause an increase in insurance premiums for insurance policies applicable to the Building; (d) a use not requiring any new tenant improvements that Landlord would be entitled to disapprove pursuant to Article 5 hereof; (e) unlikely to cause any material increase in services to be provided to the Premises; (f) unlikely to create any materially increased burden in the operation of the Building, or in the operation of any of its facilities or equipment; (g) unlikely to impair the dignity, reputation or character of the Building; and (h) in the case of any Building not then configured for multi-tenant occupancy, not require the Building to be reconfigured as a multi-tenant Building and not require creation of any new Common Areas or multi-tenant corridors in the Building.

(v) At the time of the proposed Transfer, a default (as defined in Article 19 below) shall not have occurred and be continuing beyond any applicable notice and cure period, and no event may have occurred that with notice, the passage of time, or both, would become a default.

(vi) The proposed Transferee shall not be a governmental entity or hold any exemption from the payment of ad valorem or other taxes that would prohibit Landlord from collecting from such Transferee any amounts otherwise payable under this Lease.

(vii) The proposed Transferee shall not be a then present tenant or affiliate or subsidiary of a then present tenant in the Project.

(viii) Landlord shall not be negotiating with, and shall not have at any time within the past six (6) months negotiated with, the proposed Transferee for space in the Building.

(ix) The proposed Transferee is an entity or related to an entity with whom Landlord or any affiliate of Landlord has had adverse dealings in connection with the administration or enforcement of a lease or is a competitor of Landlord or any affiliate of Landlord.

C.    In the event that Landlord shall consent to any assignment or sublease, Landlord shall be entitled to receive, as Rent hereunder, fifty percent (50%) of any consideration (including, without limitation, payment for leasehold improvements) paid by the assignee or subtenant for the assignment or sublease and, in the case of a sublease, the excess of the amount of rent paid for the sublet space by the subtenant over the amount of Monthly Rent, Taxes and Operating Expenses payable by Tenant and attributable to the sublet space for the corresponding month; except that Tenant may recapture, on an amortized basis over the term of the sublease or assignment, any reasonable brokerage commissions paid by Tenant in connection with the subletting or assignment, reasonable marketing costs paid by Tenant in connection with the subletting or assignment, reasonable attorneys’ fees in connection with the subletting or assignment, any improvement allowance paid by Tenant to the subtenant or assignee and any improvement costs incurred by Tenant specifically to prepare the space for such assignment or subletting. Upon Landlord’s request, Tenant shall assign to Landlord all amounts to be paid to Tenant by any such subtenant or assignee and that belong to Landlord and shall direct such subtenant or assignee to pay the same directly to Landlord. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to this Article 16 shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease.

D.    For purposes of this Article 16 (subject to Section 16.G. below), the following events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant or any subtenant or assignee; (ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization), except that the transfer of outstanding capital stock or other listed equity interests through the “over the counter” market or any recognized national or international securities exchange (including transfers and issuances as part of an initial public offering of Tenant’s stock), shall not be included in determining whether Control has been transferred; (iii) a reduction of Tenant’s assets to the point that this Lease is substantially Tenant’s only asset; (iv) a change or conversion in the form of entity of Tenant, any subtenant or assignee, or any entity controlling any of them, which has the effect of limiting the liability of any of the partners, members or other owners of such entity; or (v) the agreement by a third party to assume, take over, or reimburse Tenant for, any or all of Tenant’s obligations under this Lease, in order to induce Tenant to lease space with such third party. For purposes of this paragraph, “Control” shall mean direct or indirect ownership of more than fifty percent (50%) of all of the voting stock of a corporation or more than fifty percent (50%) of the legal or equitable interest in any other business entity, or the power to direct the operations of any entity (by equity ownership, contract or otherwise).

E.    Whether or not Landlord shall consent to any proposed assignment or sublease, upon demand Tenant shall pay Landlord an administrative fee of One Thousand Dollars ($1,000.00) in connection with the Landlord’s consideration of such proposed assignment or sublease, and reimburse Landlord for all reasonable attorneys’ fees and expenses incurred by Landlord in connection with the proposed assignment or sublease. If Tenant claims or asserts that Landlord has failed to grant any approval required of it pursuant to this Article 16 or otherwise violated or failed to perform its obligations under this Article 16, Tenant’s sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other such remedies for any such failure or violation.

F.    In no case may Tenant assign Tenant’s Signage, any renewal, expansion or other options under this Lease to any sublessee(s) hereunder or assignees hereof, all such options being deemed personal to the Tenant originally named under this Lease. Consent by Landlord hereunder shall in no way operate as a waiver by Landlord of, or to release or discharge Tenant from, any liability under this Lease or be construed to relieve Tenant from obtaining Landlord’s consent to any subsequent assignment, subletting, transfer, use or occupancy.

G.    Notwithstanding anything to the contrary in this Article 16, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent, to any partnership, corporation or other entity that controls, is controlled by, or is under common control with Tenant or Tenant’s parent (control being defined for such purposes as ownership of at least fifty percent (50%) of the equity interests in, and the power to direct the management of, the relevant entity) or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or Tenant’s parent, or to any person or entity that acquires substantially all the assets (including by means of a purchase of all or substantially all of Tenant’s stock, any such purchaser being a “Stock Purchaser”) of Tenant as a going concern (collectively, an “Affiliate”), provided that (i) Landlord receives at least ten (10) days’ prior written notice of an assignment or subletting, together with evidence reasonably satisfactory to Landlord that the requirements of this paragraph have been met (provided, however, that if advance disclosure is prohibited under applicable Laws or any commercially reasonable confidentiality agreement, Tenant may provide such notice and evidence within ten (10) days after the transaction deemed an assignment or subletting), (ii) the Affiliate’s net worth (other than in the case of an Affiliate that is a Stock Purchaser, in which case the following net worth test shall be applied to Tenant rather than the Affiliate) is not less than Tenant’s net worth immediately prior to the assignment or subletting (or series of transactions of which the same is a part) or as of the date of this Lease, whichever is greater, (iii) except in the case of an assignment where the assignor is dissolved as a matter of law following the series of transactions of which the assignment is a part and where such assignor makes sufficient reserves for contingent liabilities (including its obligations under this Lease) as required by applicable Law, the Affiliate remains an Affiliate for the duration of the subletting or the balance of the Term in the event of an assignment, (iv) the Affiliate assumes (in the event of an assignment) in writing all of Tenant’s obligations under this Lease, (v) Landlord receives a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate at least ten (10) days prior to the effective date of such assignment or sublease or, in the case of an assignment by merger or stock purchase, such later date (but no later than ten (10) days after the effective date of the assignment) on which the assignment agreement (which may be the merger agreement or the stock purchase agreement if the assignment is effected by means thereof) is executed by the parties thereto, and (vi) in the case of an assignment, the essential purpose of such assignment is to transfer an active, ongoing business with substantial assets in addition to this Lease, and in the case of an assignment or sublease the transaction is for legitimate business purposes unrelated to this Lease and the transaction is not a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on assignment and subletting contained herein.

ARTICLE 17.

SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Building, and all other encumbrances and matters of public record applicable to the Building, including without limitation, any reciprocal easement or operating agreements, covenants, conditions and restrictions and Tenant shall not act or permit the Premises to be operated in violation thereof. If any foreclosure or power of sale proceedings are initiated by any Lender or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, if any such Lender or any purchaser at such foreclosure sale shall acquire and accept the Building subject to this Lease, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment. In the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any Rent prepaid more than thirty (30) days in advance and not actually received by such Lender, or (iii) bound by any future modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage, and if the Lender under any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant. Upon request of any such Lender or purchaser, including any such request made by reason of the termination of this Lease as a result of such foreclosure or other proceedings, Tenant shall enter into a new lease with such Lender or purchaser on the terms and conditions of this Lease applicable to the remainder of the term hereof. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the name and address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been so provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender’s control, including time to obtain possession of the Building by power of sale or judicial action or deed in lieu of foreclosure). The provisions of this Article shall be self-operative; however, Tenant shall execute such documentation as Landlord or any Lender may request from time to time in order to confirm the matters set forth in this Article in recordable form. To the extent not expressly prohibited by Law, Tenant waives the provisions of any Law now or hereafter adopted which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder if such foreclosure or power of sale proceedings are initiated, prosecuted or completed.

Notwithstanding the above, concurrently with the parties execution of this Lease, Landlord shall deliver to Tenant a “non-disturbance agreement” in favor of Tenant, executed by Landlord’s current Lender, providing that if Tenant is not in default under this Lease beyond any applicable grace period, such party will recognize this Lease and Tenant’s rights hereunder and will not disturb Tenant’s possession hereunder, and if this Lease is by operation of law terminated in a foreclosure, that a new lease will be entered into on the same terms as this Lease for the remaining term hereof; provided that if, in order to obtain such non-disturbance agreement Landlord is required to expend any sum, Landlord shall so notify Tenant and Tenant may elect to pay such sum or to withdraw Tenant’s request for such non-disturbance agreement. In no event shall Landlord be required to expend any sums in connection therewith. In addition, and notwithstanding anything to the contrary above, Tenant’s subordination to any future Mortgage shall be conditioned upon Tenant’s receipt of a “non-disturbance agreement” on such future Lender’s commercially reasonable form.

ARTICLE 18.

ESTOPPEL CERTIFICATE

Tenant shall from time to time, upon written request by Landlord or Lender, deliver to Landlord or Lender, within ten (10) business days after Tenant’s receipt of such request, a statement in writing certifying the commencement date of this Lease, stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of each such modification), that to the best of Tenant’s knowledge Landlord is not in default under this Lease (or, if Landlord is in default, specifying the nature of such default), that to the best of Tenant’s knowledge Tenant is not in default under this Lease (or if Tenant is in default, specifying the nature of such default), the current amounts of and the dates to which the Monthly Rent and Additional Rent has been paid, the current outstanding amounts of any tenant improvement allowances and setting forth such other matters as may be reasonably requested by Landlord. Any such statement may be conclusively relied upon by a prospective purchaser of the Premises or by a lender obtaining a lien on the Premises as security. Tenant acknowledges and agrees that its failure to execute such certificate may cause Landlord serious financial damage by causing the failure of a sale or financing transaction and giving Landlord all of its rights and remedies under Article 20 below, including its right to damages caused by the loss of such sale or financing.

ARTICLE 19.

DEFAULTS

If Tenant: (i) fails to pay within three (3) days after written notice any installment or other payment of Monthly Rent, Taxes, Operating Expenses, or other Rent, or to keep in effect any insurance required to be maintained (except that Landlord shall only be required to give one (1) such notice in any calendar year with respect to Tenant’s failure to pay Monthly Rent and/or Tenant’s Share of Expenses, and after the first such notice is given any failure by Tenant in such calendar year to pay Monthly Rent or Tenant’s Share of Expenses within three (3) days when due shall itself constitute a default, without the requirement of notice from Landlord of such failure); or (ii) abandons the Premises (Tenant’s mere vacating of the Premises during the Term shall not constitute a default under this Lease so long as Tenant continues to pay Monthly Rent, Taxes, Operating Expenses, and other Rent due Landlord under this Lease, maintains the insurance coverage required of it pursuant to this Lease and Tenant otherwise continues to perform its obligations under this Lease, and so long as Tenant provides Landlord with written notice of an alternate address for notices to Tenant under this Lease (other than the Premises) if such vacancy exceeds thirty (30) consecutive days); or (iii) assigns this Lease or subleases all or any portion of the Premises in violation of Article 16 above; or (iv) becomes insolvent, makes an assignment for the benefit of creditors, files a voluntary bankruptcy or an involuntary petition in bankruptcy is filed against Tenant which petition is not dismissed within thirty (30) days of its filing, or a trustee or receiver is appointed to take possession of all or substantially all of Tenant’s assets located at the Premises or of Tenant’s interests in this Lease, where possession is not restored to Tenant within thirty (30) days; or (v) fails to perform or observe any of the other covenants, conditions or agreements contained herein on Tenant’s part to be kept or performed and such failure shall continue for fifteen (15) days after notice thereof given by or on behalf of Landlord (or if the noncompliance cannot by its nature be cured within the fifteen (15) day period, if Tenant fails to commence to cure such noncompliance within the fifteen (15) day period and thereafter diligently prosecute such cure to completion, and completes such cure within sixty (60) days thereafter), except that such fifteen (15) day period shall be shortened as set forth in Landlord’s written notice to Tenant as Landlord reasonably determines is necessary if waiting for such fifteen (15) day period to expire would materially jeopardize the health, safety or quiet enjoyment of the Building or the Project by its tenants and occupants or cause further material damage or loss to Landlord or the Building or Project or result in any violation (or continuance of any violation) of any Law or result in any breach or default (or continuance of any breach or default) under any Mortgage; or (vi) if the interest of Tenant hereunder shall be offered for sale or sold under execution or other legal process, or if Tenant makes any transfer, assignment, conveyance, sale, pledge, disposition of all or a substantial portion of Tenant’s property; then any such event or conduct shall constitute a “default” hereunder.

In no event shall Landlord be deemed to be in default under this Lease unless Landlord fails to perform its obligations under this Lease, Tenant delivers to Landlord written notice specifying the nature of Landlord’s alleged default, and Landlord fails to cure such default within thirty (30) days following receipt of such notice (or, if the default cannot reasonably be cured within such period, to commence action within such thirty (30)-day period and proceed diligently thereafter to cure such default). In addition, Tenant shall send notice of such default by certified mail, postage prepaid, to the holder of any Mortgage whose address Tenant has been notified of in writing, and shall afford the holder of any such Mortgage the period specified in Article 17 above to cure any alleged default on Landlord’s behalf.

ARTICLE 20.

REMEDIES

A.    Upon the occurrence of a default by Tenant, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law or equity:

(1) Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including, but not limited to, its re-entry into the Premises, its efforts to relet the Premises, its reletting of the Premises for Tenant’s account, its storage of Tenant’s personal property and trade fixtures, its acceptance of keys to the Premises from Tenant, its appointment of a receiver, or its exercise of any other rights and remedies under this Article 20 or otherwise at law, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises.

Upon such termination in writing of Tenant’s right to possession of the Premises, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 or any other applicable existing or future Law providing for recovery of damages for such breach, including but not limited to the following:

(i) The reasonable cost of recovering the Premises; plus

(ii) The reasonable cost of removing Tenant’s alterations, trade fixtures and improvements; plus

(iii) All unpaid rent due or earned hereunder prior to the date of termination, less the proceeds of any reletting or any rental received from subtenants prior to the date of termination applied as provided in Section 2 below, together with interest at the Default Rate, on such sums from the date such rent is due and payable until the date of the award of damages; plus

(iv) The amount by which the rent which would be payable by Tenant hereunder, including Additional Rent under Article 4 above, as reasonably estimated by Landlord, from the date of termination until the date of the award of damages, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, together with interest at the Default Rate on such sums from the date such rent is due and payable until the date of the award of damages; plus

(v) The amount by which the rent which would be payable by Tenant hereunder, including Additional Rent under Article 4 above, as reasonably estimated by Landlord, for the remainder of the then Term, after the date of the award of damages exceeds the amount such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%); plus

(vi) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law, including without limitation any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

(2) Landlord has the remedy described in California Civil Code Section 1951.4 (a landlord may continue the lease in effect after the tenant’s breach and abandonment and recover rent as it becomes due, if the tenant has the right to sublet and assign subject only to reasonable limitations), and may continue this Lease in full force and effect and may enforce all of its rights and remedies under this Lease, including, but not limited to, the right to recover rent as it becomes due. After the occurrence of a default, Landlord may enter the Premises without terminating this Lease and sublet all or any part of the Premises for Tenant’s account to any person, for such term (which may be a period beyond the remaining term of this Lease), at such rents and on such other terms and conditions as Landlord deems advisable. In the event of any such subletting, rents received by Landlord from such subletting shall be applied (i) first, to the payment of the costs of maintaining, preserving, altering and preparing the Premises for subletting, the other costs of subletting, including but not limited to brokers’ commissions, attorneys’ fees and expenses of removal of Tenant’s personal property, trade fixtures and Alterations; (ii) second, to the payment of rent then due and payable hereunder; (iii) third, to the payment of future rent as the same may become due and payable hereunder; (iv) fourth, the balance, if any, shall be paid to Tenant upon (but not before) expiration of the term of this Lease. If the rents received by Landlord from such subletting, after application as provided above, are insufficient in any month to pay the rent due and payable hereunder for such month, Tenant shall pay such deficiency to Landlord monthly upon demand. Notwithstanding any such subletting for Tenant’s account without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease by virtue of a previous default.

(3) During the continuance of a default, Landlord may enter the Premises without terminating this Lease and remove all Tenant’s personal property, Alterations and trade fixtures from the Premises and store them at Tenant’s risk and expense. If Landlord removes such property from the Premises and stores it at Tenant’s risk and expense, and if Tenant fails to pay the cost of such removal and storage after written demand therefor and/or to pay any rent then due, then after the property has been stored for a period of thirty (30) days or more Landlord may sell such property at public or private sale, in the manner and at such times and places as Landlord deems commercially reasonable following reasonable notice to Tenant of the time and place of such sale. The proceeds of any such sale shall be applied first to the payment of the expenses for removal and storage of the property, the preparation for and the conducting of such sale, and for attorneys’ fees and other legal expenses incurred by Landlord in connection therewith, and the balance shall be applied as provided in Section 2 above.

Tenant hereby waives all claims for damages that may be caused by Landlord’s reentering and taking possession of the Premises or removing and storing Tenant’s personal property pursuant to this Article, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, liability or expense resulting from any such act. No reentry by Landlord shall constitute or be construed as a forcible entry by Landlord.

(4) Landlord may require Tenant to remove Alterations from the Premises as provided elsewhere in this Lease or, if Tenant fails to do so within twenty (20) days after Landlord’s request, Landlord may do so at Tenant’s expense.

(5) Landlord may cure the default at Tenant’s expense, it being understood that such performance shall not waive or cure the subject default. If Landlord pays any sum or incurs any expense in curing the default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Default Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant. Any amount due Landlord under this subsection shall constitute additional rent hereunder.

Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future Law to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises.

B.    If Landlord fails to perform any of its material obligations hereunder where such failure is not due to force majeure (as defined in Article 25 below), and Tenant’s ability to use, occupy or access the Premises is materially impaired as a result thereof, Tenant may, but shall not be obligated to, and without waiving any default of Landlord or releasing Landlord from any obligations to Tenant hereunder, give Landlord written notice specifying the nature of such failure to perform and requesting performance. If Landlord fails to cure such failure of performance within twenty-one (21) days after receipt of Tenant’s notice, or if such failure cannot by its nature be cured within such twenty-one (21) day period, fails to commence such cure within such twenty-one (21) day period and thereafter diligently prosecute such cure to completion, and such failure is not due to force majeure, and such failure continues for five (5) days after Landlord’s receipt of a second written notice from Tenant expressly stating Tenant’s intention to exercise its rights under this Section 20.B., then Tenant may perform any such obligation on Landlord’s behalf provided (i) such obligation may be performed entirely within the Premises and shall not affect in any way the Base Building Components or any structural components or any part of the Building other than the Premises, (ii) if such obligation is in the nature of Alterations, the work is not reasonably likely to decrease the value of the Premises, does not require a building permit or other governmental permit, uses only new materials comparable in quality to those being replaced and is performed in a workman like manner and in accordance with all Laws, (iii) performance by Tenant of such obligation does not involve any Hazardous Materials, and (iv) the total costs incurred by Tenant in performing such obligation do not exceed, in the aggregate, Fifty Thousand Dollars ($50,000.00). All necessary incidental costs in connection with the performance by Tenant of such obligation of Landlord (together with interest thereon from the date of such payment by Tenant until paid at the Default Rate) shall be payable by Landlord within thirty (30) days after receipt of written demand therefor, together with documentation reasonably supporting such costs. In no event may Tenant offset any amounts owing by Landlord to Tenant under this Section 20.B. or any other provisions of this Lease against any Monthly Rent, Additional Rent or other amounts payable by Tenant to Landlord pursuant to this Lease.

ARTICLE 21.

QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that so long as Tenant pays the Rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant’s possession will not be disturbed by anyone claiming by, through, or under Landlord.

ARTICLE 22.

ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of an amount less than full payment of Rent then due and payable shall be deemed to be other than on account of the Rent then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.

ARTICLE 23.

LETTER OF CREDIT

As security for the performance by Tenant of Tenant’s obligations hereunder, Tenant shall cause to be delivered to Landlord concurrently with the execution of this Lease by Tenant, an original irrevocable standby letter of credit (the “Letter of Credit”) in the amount specified in Article 1 above, naming Landlord as beneficiary, which Landlord may draw upon to cure any default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant’s failure to perform any of its obligations hereunder. Any such draw on the Letter of Credit shall not constitute a waiver of any other rights of Landlord with respect to such default or failure to perform. The Letter of Credit shall be issued by a major commercial bank reasonably acceptable to Landlord, with a San Francisco, California, or New York, New York, service and claim point for the Letter of Credit, have an expiration date not earlier than the sixtieth (60th) day after the Expiration Date (or, in the alternative, have a term of not less than one (1) year and be automatically renewable for an additional one (1) year period unless notice of non-renewal is given by the issuer to Landlord not later than sixty (60) days prior to the expiration thereof) and shall provide that Landlord may make partial and multiple draws thereunder, up to the face amount thereof. In addition, the Letter of Credit shall provide that, in the event of Landlord’s assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse, to the assignee or transferee of such interest and the bank shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall provide for payment to Landlord upon the issuer’s receipt of a sight draft from Landlord together with Landlord’s certificate certifying that Landlord is entitled to such payment pursuant to the provisions of this Lease, and with no other conditions, shall be in the form attached hereto as Exhibit D, and otherwise be in form and content reasonably satisfactory to Landlord. If the Letter of Credit has an expiration date earlier than the Expiration Date, then throughout the term hereof (including any renewal or extension of the term) Tenant shall provide evidence of renewal of the Letter of Credit to Landlord at least sixty (60) days prior to the date the Letter of Credit expires. If Landlord draws on the Letter of Credit pursuant to the terms hereof, Tenant shall immediately replenish the Letter of Credit or provide Landlord with an additional letter of credit conforming to the requirement of this paragraph so that the amount available to Landlord from the Letter of Credit(s) provided hereunder is the amount specified in Article 1 above. Tenant’s failure to deliver any replacement, additional or extension of the Letter of Credit, or evidence of renewal of the Letter of Credit, within the time specified under this Lease shall entitle Landlord to draw upon the Letter of Credit then in effect and, at Landlord’s election, constitute a default under this Lease. If Landlord liquidates the Letter of Credit as provided in the preceding sentence, Landlord shall hold the funds received from the Letter of Credit as security for Tenant’s performance under this Lease, and Landlord shall not be required to segregate such security deposit from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. No holder of a Mortgage, nor any purchaser at any judicial or private foreclosure sale of the Project or any portion thereof, shall be responsible to Tenant for such security deposit unless and only to the extent such holder or purchaser shall have actually received the same. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the Letter of Credit or the balance of the security deposit then held by Landlord, as applicable; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder. Tenant hereby unconditionally and irrevocably waives the benefits and protections of California Civil Code Section 1950.7, and, without limitation of the scope of such waiver, acknowledges that Landlord may use all or any part of the Letter of Credit or the proceeds thereof to compensate Landlord for damages resulting from termination of this Lease and the tenancy created hereunder (including, without limitation, damages recoverable under California Civil Code Section 1951.2).

The Letter of Credit shall reduce in amount on (i) the first day of the sixty-first (61st) full calendar month following the Rent Commencement Date, (ii) the first day of the seventy-third (73rd) full calendar month following the Rent Commencement Date, (iii) the first day of the eighty-fifth (85th) full calendar month following the Rent Commencement Date, (iv) the first day of the ninety-seventh (97th) full calendar month following the Rent Commencement Date, and (v) the first day of the one hundred ninth (109th) full calendar month following the Rent Commencement Date (each a “Reduction Date”), by the amount of Three Hundred Forty Thousand Dollars ($340,000.00) on each such Reduction Date; provided, however, that if (i) on or prior to the Reduction Date, a default, by Tenant shall have occurred, or (ii) on the Reduction Date, Tenant’s net worth (as defined below) is less than One Hundred Fifty Million Dollars ($150,000,000.00), then the Letter of Credit amount shall not reduce on such date and shall not thereafter reduce. If Tenant is entitled to any such reduction, then Landlord shall cooperate in a commercially reasonable manner with Tenant upon Tenant’s request to replace or amend the then existing Letter of Credit to reflect the reduced amount of the Letter of Credit; provided, however, that in no event shall any such reduction be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder. Tenant’s “net worth” shall mean the total assets of Tenant less liabilities (including, without limitation, contingent liabilities) of Tenant, as computed in accordance with GAAP. In connection with the test of Tenant’s net worth on a Reduction Date, Tenant shall provide Landlord with Tenant’s then current quarterly financial statements which satisfy the terms of Section 30.F. below.

ARTICLE 24.

BROKERAGE COMMISSION

Tenant represents and warrants to Landlord that (except with respect to Tenant’s Broker identified in Article 1) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent commission salesperson, or other person that has represented Tenant in connection with this Lease. Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all claims, suits, or judgments (including, without limitation, reasonable attorneys’ fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship with Tenant not referenced in Article 1. Pursuant to separate agreement(s), Landlord shall pay Landlord’s Broker and Tenant’s Broker identified in Article 1 any fee, commission or other compensation payable to them by reason of Tenant entering into this Lease.

ARTICLE 25.

FORCE MAJEURE

Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond its control, including all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or through acts of God.

ARTICLE 26.

PARKING

A.    The use by Tenant, its employees and invitees, of the parking facilities of the Project shall be on the terms and conditions set forth in Exhibit B attached hereto, and to such other reasonable rules and regulations as Landlord may establish upon reasonable prior notice to Tenant. Except as provided in Section 26.E. below, Tenant, its employees and invitees shall use no more than three (3) non-exclusive parking spaces per one thousand (1,000) rentable square feet of leased space. Tenant’s use of the parking spaces shall be confined to the Project. If, in Landlord’s reasonable business judgment, it becomes necessary, Landlord shall exercise due diligence to cause the creation of cross-parking easements and such other agreements as are necessary to permit Tenant, its employees and invitees to use parking spaces on properties and buildings which are separate legal parcels from the Project. Tenant acknowledges that other tenants of the Project and the tenants of the other buildings, their employees and invitees, may be given the right to park at the Project. Except to the extent included in Operating Expenses, there shall be no additional charge to Tenant during the Term for the parking rights set forth in this Article 26.

B.    Landlord, at its sole election, may designate the types and locations of parking spaces within the parking facilities which Tenant shall be allowed to use. Landlord shall have the right, at Landlord’s sole election, to change said types and locations from time to time; provided, however, such designation shall be uniformly applied and shall not unfairly favor any tenant in the Project.

C.    If requested by Landlord, Tenant shall notify Landlord of the license plate number, year, make and model of the automobiles entitled to use the parking facilities and if requested by Landlord, such automobiles shall be identified by automobile window stickers provided by Landlord, and only such designated automobiles shall be permitted to use the parking facilities. If Landlord institutes such an identification procedure, Landlord may provide additional procedures for identifying permitted use of the parking facilities by customers and invitees of Tenant.

D.    The parking facilities provided for herein are provided solely for the accommodation of Tenant and Landlord assumes no responsibility or liability of any kind whatsoever from whatever cause with respect to the automobile parking areas, including adjoining streets, sidewalks, driveways, property and passageways, or the use thereof by Tenant or Tenant’s employees, customers, agents, contractors or invitees.

E.    In addition to the parking rights set forth in Section 26.A. above, Landlord shall also designate five (5) visitor parking stalls in front of Building 2 for the use of Tenant’s customers and invitees.

ARTICLE 27.

HAZARDOUS MATERIALS

A.    Definition of Hazardous Materials. The term “Hazardous Materials” for purposes hereof shall mean any chemical, substance, materials or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, materials or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a materials safety data sheet (“MSDS”).

B.    No Hazardous Materials. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Materials in, on, under, or about the Premises or the balance of the Project. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within the Premises of Hazardous Materials customarily used in the business or activity expressly permitted to be undertaken in the Premises under Article 6, provided: (a) such Hazardous Materials shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant’s business therein, strictly in accordance with applicable Law, highest prevailing standards, and the manufacturers’ instructions therefor, (b) such Hazardous Materials shall not be disposed of, released or discharged in the Building, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require, (c) if any applicable Law or the trash removal contractor requires that any such Hazardous Materials be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and (d) any remaining such Hazardous Materials shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease.

C.    Notices To Landlord. Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Materials on the Premises, (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises or in violation of this Article, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Materials then used, stored, or maintained upon the Premises, the use and approximate quantity of each such materials, a copy of any MSDS issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by Law.

D.    Indemnification of Landlord. If any Hazardous Materials are released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, invitees or contractors, on or about the Premises, the Building or the balance of the Project in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up, remediate and remove the Hazardous Materials from the Building and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant’s expense (without limiting Landlord’s other remedies therefor). Tenant shall further be required to indemnify and hold Landlord, Landlord’s directors, officers, employees and agents harmless from and against any and all claims, demands, liabilities, losses, damages, penalties and judgments directly or indirectly arising out of or attributable to a violation of the provisions of this Article by Tenant, Tenant’s employees, agents, invitees, or contractors. Any clean up, remediation and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any Lender or governmental body arranges for any tests or studies showing that this Article has been violated, Tenant shall pay for the costs of such tests. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

E.    Landlord’s Representation and Warranty. Landlord represents and warrants to Tenant that as of the date of this Lease, to the best of Landlord’s actual knowledge, there are no Hazardous Materials in or upon the Premises or the balance of the Project in violation of applicable Law. For purposes of this Section 27.E., the phrase “to the best of Landlord’s actual knowledge” shall mean and be limited to the actual knowledge as of the date of this Lease, without any inquiry or investigation, of Peter Kahn, Managing Director of Spear Street Capital, LLC, and Kim Boswell, Vice President of Spear Street Capital, LLC.

ARTICLE 28.

ADDITIONAL RIGHTS RESERVED BY LANDLORD

In addition to any other rights provided for herein, Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim:

(a)	To name the Building and the Project and to change the name or street address of the Building and the Project, except that if Landlord shall change the name or street address of the Building and such Building is identified on Tenant’s stationary, Landlord shall reimburse Tenant for Tenant’s actual cost of reprinting such stationery then on hand and the cost of printing and mailing notice of the address change to Tenant’s business associates and constituents, provided that in no event shall Landlord pay more than $2,500.00 for replacing stationery and information packages and for such printing and mailing;

(b)	To install and maintain all signs on the exterior and interior of the Building and other buildings and improvements in the Project;

(c)	To designate all sources furnishing sign painting or lettering for use in the Building:

(d)	To have pass keys to the Premises and all doors therein, excluding Tenant’s vaults and safes;

(e)	To take any and all measures, including entering the Premises for the purpose of making inspections, repairs, alterations, additions and improvements to the Premises or to the Building (including for the purpose of checking, calibrating, adjusting and balancing controls and other parts of the Building Systems), as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Premises or the Building, or in order to comply with all Laws, orders and requirements of governmental or other authority, or as may otherwise be permitted or required by this Lease; provided, however, that during the progress of any work on the Premises or at the Building, Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant by reason of performing any work or by bringing or storing materials, supplies, tools or equipment in the Building or Premises during the performance of any work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever (and in no event shall the foregoing rights of Landlord imply that Landlord has assumed or shall be responsible for any obligations of Tenant under this Lease); and provided, further, however, that except in the case of an emergency (as determined by Landlord in good faith), Landlord shall give Tenant reasonable prior notice of any entry to the Premises pursuant to this Section 28(e);

(f)	To relocate various facilities on the land of which the Building is a part if Landlord shall reasonable determine such relocation to be in the best interest of the development of the Building and Project, provided that such relocation shall not materially restrict or otherwise impair access to the Premises; and

(g)	To install vending machines of all kinds in the Building and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Premises unless Tenant so requests. The preceding shall not preclude Tenant’s installation of vending machines in the Premises for the convenience of Tenant and its employees and invitees.

ARTICLE 29.

DEFINED TERMS

A.    “Building” shall refer to each and every Building, either individually or collectively as the context shall require, named in Article 1 of which the Premises or any portion thereof is a part (including all modifications, additions and alterations made to the Building during the term of this Lease). “Buildings” shall refer, collectively, to each Building, and any other buildings and improvements from time to time located on the Land.

B.    “Common Areas” shall mean and include all areas, facilities, equipment, directories and signs of the Buildings and the Project (exclusive of the Premises and areas leased to other tenants) made available and designated by Landlord for the common and joint use and benefit of Landlord, Tenant and other tenants and occupants of the Buildings and the Project including, but not limited to, plazas, public lobbies and entrances, public washrooms, public hallways and stairwells, sidewalks, driveways, parking areas, landscaped areas and service entrances. The parties agree that the cafeteria available to Tenant and other tenants of the Project, which cafeteria is located in Building 3, shall be deemed included in the Common Areas. Common Areas may further include such areas in adjoining properties under reciprocal easement agreements, operating agreements or other such agreements now or hereafter in effect and which are available to Landlord, Tenant and Tenant’s employees and invitees. Landlord reserves the right in its reasonable judgment and from time to time, to construct, maintain, operate, repair, close, limit, take out of service, alter, change, and modify all or any part of the Common Areas.

C.    “Default Rate” shall mean twelve percent (12%) per annum, or the highest rate permitted by applicable Law, whichever shall be less. If the application of the Default Rate causes any provision of this Lease to be usurious or unenforceable, the Default Rate shall automatically be reduced so as to prevent such result.

D.    “Hazardous Materials” shall have the meaning set forth in Article 27.

E.    “Landlord” and “Tenant” shall be applicable to one or more parties as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term “Landlord” shall include Landlord’s present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

F.    “Law” or “Laws” shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the state in which the Building is located, and decisions of federal courts applying the Laws of such state, and the requirements of any board of fire underwriters or other similar board now or hereafter constituted, and any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all covenants, conditions, and restrictions and other recorded documents affecting the Premises, the Buildings, or the Project.

G.    “Lease” shall mean this lease executed between Tenant and Landlord, including any extensions, amendments or modifications and any Exhibits attached hereto.

H.    “Lease Year” shall mean January 1 through December 31 of each calendar year or portion thereof during the Term.

I.    “Lender” shall mean the holder of a Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessee.

J.    “Mortgage” shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Building or any part thereof with the written consent of Landlord, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

K.    “Occupancy”: Whenever in this Lease a right, option or privilege of Tenant is conditioned upon Tenant (or any affiliate thereof or successor thereto) being in “occupancy” of a specified portion or percentage of the Premises, for such purposes “occupancy” shall mean Tenant’s (or such affiliate’s or successor’s) physical occupancy of the space for the conduct of such party’s business, and shall not include any space that is subject to a sublease or that has been vacated by such party, other than a vacation of the space as reasonably necessary in connection with the performance of approved Alterations or by reason of a fire or other casualty or a taking.

L.    “Operating Expenses” shall mean all operating expenses of any kind or nature which are necessary, ordinary or customarily incurred in connection with the operation, maintenance or repair of the Buildings, the Common Areas (including the parking areas) and the balance of the Project, as reasonably determined by Landlord, to the extent allocable, as determined by Landlord, to the Building in which the Premises or any portion thereof is located. Notwithstanding the foregoing, the Operating Expenses of the Common Areas of the Project, other than Common Areas inside any Building (which shall be allocated entirely to the corresponding Building, except for Operating Expenses of the cafeteria, which shall be allocated to all of the Buildings), shall be allocated to each Building in accordance with its respective Building Share as set forth in the Basic Lease Provisions of Article 1 above. The parties agree that statements in this Lease to the effect that Landlord is to perform certain obligations hereunder, or certain of its obligations hereunder at its own or sole cost and expense, shall not be interpreted as excluding any cost from Operating Expenses if such cost is an Operating Expense pursuant to the terms of this Lease.

Operating Expenses shall include, but not be limited to:

1.1 costs of supplies, including, but not limited to, the cost of relamping all Project lighting as the same may be required from time to time;

1.2 costs incurred in connection with obtaining and providing energy for the Project, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

1.3 costs of water and sanitary and storm drainage services;

1.4 costs of janitorial and security services;

1.5 costs of general maintenance and repairs, including costs for maintenance, repairs and replacement of Base Building Components and equipment and tools used in connection with operating the Project, costs for repair and replacement of worn-out or broken equipment, and costs under HVAC and other mechanical maintenance contracts;

1.6 costs of maintenance and replacement of landscaping;

1.7 reasonable insurance premiums, including fire and all-risk coverage and, at Landlord’s election, earthquake, terrorism, flood and other non-standard coverages, together with loss of rent endorsements, the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Project, public liability insurance and any other insurance carried by Landlord on the Project, or any component parts thereof (all such insurance shall be in such amounts as may be required by any holder of a Mortgage or as Landlord may reasonably determine and provided that any deductible amount shall not materially exceed the market range of insurance deductibles for first-class office buildings in the Milpitas/North San Jose area); provided further that, with respect only to the earthquake deductible, if the Building sustains earthquake damage, and Tenant’s Share of the deductible paid by Landlord under Landlord’s earthquake policy (or deemed deductible, in the event Landlord does not carry earthquake insurance) is more than five percent (5%) of the replacement cost of the Building, then Tenant may, at Tenant’s option, either (i) pay the entire amount of Tenant’s Share of the deductible in the manner required by application of Article 4 above and this Section 29.L. or (ii) pay only twenty-five percent (25%) of such deductible amount at the time Tenant’s payment is due pursuant to the provisions of Article 4 above and this Section 29.L., with the remaining portion of Tenant’s Share of the deductible to be paid by Tenant by amortizing such amount over the remaining Term;

1.8 labor costs (excluding costs of any executive employees of Landlord or of Landlord’s agents above the function of general Project manager), including wages and other payments, costs to Landlord of worker’s compensation and disability insurance, payroll taxes, welfare fringe benefits, and all legal fees and other costs or expenses reasonably incurred in resolving any labor dispute;

1.9 professional building management fees required for management of the Project, not to exceed three percent (3%) of the gross revenues of the Project from all sources for the applicable period (excluding condemnation and insurance proceeds);

1.10 legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building or the Project) incurred in the ordinary course of operating the Building or the Project or in connection with making the computations required hereunder or in any audit of operations of the Building or the Project;

1.11 if the Project is or becomes subject to any covenants, conditions or restrictions, reciprocal easement agreement, common area declaration or similar agreement, then Operating Expenses shall include all fees, costs and other expenses allocated to the Project under such agreement; and

1.12 the cost, reasonably amortized as determined by Landlord and consistent with prudent real property management practices for comparable buildings in the Milpitas/North San Jose area, together with interest at the rate of ten percent (10%) per annum, of all capital repairs and replacements.

Notwithstanding the foregoing or anything to the contrary contained in this Lease, Operating Expenses shall exclude the following: (i) attorneys’ fees and expenses incurred in connection with lease negotiations or disputes with Building or Project tenants or prospective Building or Project tenants; (ii) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Project to be demised to tenants; (iii) real estate broker’s or other leasing commissions; (iv) the costs of utilities and services to portions of the Project to be demised to tenants, including, without limitation, costs of telephone, water, gas, electricity, janitorial services, and other power, utilities and services (other than Landlord’s costs of repair and maintenance of HVAC and other Building systems pursuant to this Lease, including, without limitation, Section 12.B., which costs shall be included in Operating Expenses of the Building); (v) repairs or work paid from insurance, condemnation or warranty proceeds, or other costs for which Landlord is reimbursed by a third party or a tenant of the Building (other than by means of an Operating Expense reimbursement provision); (vi) costs, penalties or fines arising from Landlord’s violation of any Law, except to the extent such costs reflect costs that would have been incurred by Landlord absent such violation; (vii) penalties or other costs incurred due to a violation by Landlord, as determined by written admission, stipulation, final judgment or arbitration award, of any of the terms and conditions of this Lease or any other lease relating to the Building except to the extent such costs reflect costs that would have been incurred by Landlord absent such violation; (viii) costs reasonably attributable to any commercial concession in the Project which is not available to Tenant free of charge or on a subsidized basis; (ix) advertising and promotional expenditures; (x) debt service, origination or prepayment fees and other costs associated with Mortgages, or any ground lease rent; (xi) costs to upgrade the Project so as to cure any non-compliance that exists as of the date of this Lease with Laws as in effect and enforced as of the date of this Lease; (xii) bad debt reserves, rent reserves, capital replacement or improvement reserves or reserves for future Operating Expenses; or (xiii) new capital improvements made to the Building or Project (other than the costs of new capital improvements in order to comply with applicable Laws that are first enacted or first interpreted to apply to the Building or Project after the Commencement Date or for the protection of the health and safety of the occupants of the Building or the Project (collectively, “Required Capital Improvements”) or the costs incurred by Landlord to install new improvements for the purpose of reducing Operating Expenses (“Cost Savings Improvements”), all of which shall be included in Operating Expenses). The costs of Cost Savings Improvements may only be included in Operating Expenses if, at the time such costs were incurred, Landlord reasonably estimated that the annual saving in Operating Expenses that would result from such expenditure would be equal to or exceed the annual amortized amount of the cost and related interest to be included in Operating Expenses pursuant to this Section 29.L. The costs of Required Capital Improvements and Cost Savings Improvements shall be amortized (with interest at ten percent (10%) per annum) over a reasonable period determined by Landlord consistent with prudent property management practices for buildings and projects comparable to the Buildings and the Project.

In making any computations contemplated hereby, Landlord shall also be permitted to make such adjustments and modifications to the provisions of this paragraph and Article 4 as shall be reasonable and necessary to achieve the intention of the parties hereto.

M.    “Rent” shall have the meaning specified therefor in Article 3.

N.    “Rent Commencement Date” shall mean the date that Tenant’s obligation to pay Monthly Rent shall commence for the applicable portion of the Premises, as set forth on Schedule 1 attached hereto.

O.    “Tax” or “Taxes” shall mean:

1.1 all real property taxes and assessments levied against the Project by any governmental or quasi-governmental authority. The foregoing shall include all federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, respecting the Project, including without limitation, real estate taxes, general and special assessments, interest on any special assessments paid in installments, transit taxes, water and sewer rents, taxes based upon the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, appurtenances, furniture and other personal property used in connection with the Project which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority except as provided below). Any taxes which shall be levied on the rentals of the Project shall be determined as if the Project were Landlord’s only property, and provided further that in no event shall the term “taxes or assessment,” as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations. Taxes shall not include any penalties incurred by Landlord as a result of Landlord’s failure to timely pay Taxes or file tax returns, unless Tenant shall fail to timely pay the Taxes payable by Tenant pursuant to this Lease.

1.2 all “assessments”, including so-called special assessments, license tax, business license fee, business license tax, levy, charge, penalty or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage, or other improvement or special district thereof, against the Premises of the Project or any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by Law, whether or not actually so paid. If as of the Commencement Date the Project has not been fully assessed as a completed project, for the purpose of computing the Expenses for any adjustment required herein or under Article 4, the Tax shall be adjusted by Landlord, as of the date on which the adjustment is to be made, to reflect full completion of the Project including all standard tenant finish work if the method of taxation of real estate prevailing to the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or theretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Project shall be included within the term Taxes, except that the same shall not include any enhancement of said tax attributable to other income of Landlord. All of the preceding clauses O (1.1 and 1.2) are collectively referred to as the “Tax” or “Taxes”.

All other capitalized terms shall have the definition set forth in the Lease.

ARTICLE 30.

MISCELLANEOUS PROVISIONS

A.    RULES AND REGULATIONS.

Tenant shall comply with all of the rules and regulations promulgated by Landlord from time to time for the Building and all amendments and other modifications thereto. A copy of the current rule and regulations is attached hereto as Exhibit B. In the event of any conflict or inconsistency between the rules and regulations and the provisions of the balance of this Lease, the provisions of the balance of this Lease shall control.

B.    EXECUTION OF LEASE.

If more than one person or entity executes this Lease as Tenant, each such person or entity shall be jointly and severally liable for observing and performing each of the terms, covenants, conditions and provisions to be observed or performed by Tenant.

C.    NOTICES.

All notices under this Lease shall be in writing and will be deemed sufficiently given for all purposes if, to Tenant, by delivery to Tenant at the Premises during the hours the Building is open for business or by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), to Tenant at the address set forth below, and if to Landlord, by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), at the addresses set forth below.

Landlord: at address shown in Article 1, item H.

with a copy to: Project Manager at address shown in Article 1, item I.

Tenant: at address shown in Article 1, item B.

D.    TRANSFERS.

The term “Landlord” appearing herein shall mean only the owner of the Building from time to time and, upon a sale or transfer of its interest in the Building, the then Landlord and transferring party shall have no further obligations or liabilities for matters accruing after the date of transfer of that interest, the successor owner and transferee shall be deemed to have assumed Landlord’s obligations thereafter arising under this Lease, and Tenant, upon such sale or transfer, shall look solely to the successor owner and transferee of the Building for performance of Landlord’s obligations hereunder.

E.    MODIFICATION FOR LENDER.

If any Lender that intends to acquire an interest in, or holds a Mortgage encumbering any portion of the Project should require either the execution by Tenant of an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease, giving such lender the right to cure such default until such lender has completed foreclosure, and preventing Tenant from terminating this Lease (to the extent such termination right would otherwise be available) unless such default remains uncured after foreclosure has been completed, and/or any modification of the agreements, covenants, conditions or provisions of this Lease, then Tenant agrees that it shall, within ten (10) business days after Landlord’s request, execute and deliver such agreement and modify this Lease as required by such lender or ground lessor; provided, however, that no such modification shall affect the length of the term or increase the Rent payable by Tenant or otherwise materially adversely affect Tenant’s rights or materially increase Tenant’s obligations (other than notice requirements and other similar ministerial obligations).

F.    TENANT FINANCIAL STATEMENTS.

Upon the written request of Landlord, Tenant shall submit financial statements for its most recent financial reporting period and for the prior Lease Year, which financial statements shall not be consolidated with any parent or affiliate of Tenant, but may be consolidated with any subsidiaries of Tenant. Landlord shall make such request no more than twice during any Lease Year unless required in connection with any sale, transfer or financing of any direct or indirect interest in the Project or in Landlord. All such financial statements shall be certified as true and correct by the responsible officer or partner of Tenant and if Tenant is then in default hereunder, the financial statements shall be certified by an independent certified public accountant. Notwithstanding the foregoing, so long as Tenant’s financial statements are publicly available, the provisions of this Section 30.F. shall not be applicable.

G.    RELATIONSHIP OF THE PARTIES.

Nothing contained in this Lease shall be construed by the parties hereto, or by any third party, as constituting the parties as principal and agent, partners or joint venturers, nor shall anything herein render either party (other than a guarantor) liable for the debts and obligations of any other party, it being understood and agreed that the only relationship between Landlord and Tenant is that of Landlord and Tenant.

H.    ENTIRE AGREEMENT: MERGER.

This Lease embodies the entire agreement and understanding between the parties respecting the Lease and the Premises and supersedes all prior negotiations, agreements and understandings between the parties, all of which are merged herein. No provision of this Lease may be modified, waived or discharged except by an instrument in writing signed by the party against which enforcement of such modification, waiver or discharge is sought.

I.    NO REPRESENTATION BY LANDLORD.

Neither Landlord nor any agent of Landlord has made any representations, warranties, or promises with respect to the Premises or the Building except as expressly set forth herein.

J.    LIMITATION OF LIABILITY.

Notwithstanding any provision in this Lease to the contrary, under no circumstances shall Landlord’s liability for failure to perform any obligations arising out of or in connection with this Lease or for any breach of the terms or conditions of this Lease (whether written or implied) exceed Landlord’s equity interest in the Building, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners, members, or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner, member or other owner, on account of any of Landlord’s obligations or actions under this Lease. Any judgments rendered against Landlord shall be satisfied solely out of proceeds of sale of Landlord’s interest in the Building. No personal judgment shall lie against Landlord upon extinguishment of its rights in the Building and any judgments so rendered shall not give rise to any right of execution or levy against Landlord’s assets. The provisions hereof shall inure to Landlord’s successors and assigns including any Lender. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant’s rights to obtain injunctive relief or specific performance or other remedy which may be accorded Tenant by law or under this Lease.

K.    MEMORANDUM OF LEASE.

Neither party, without the written consent of the other, will execute or record this Lease or any summary or memorandum of this Lease in any public recorder’s office.

L.    NO WAIVERS: AMENDMENTS.

Failure of either party to insist upon strict compliance by the other party of any condition or provision of this Lease shall not be deemed a waiver by such party of that condition. No waiver shall be effective against either party unless in writing and signed by the other party. Similarly, this Lease cannot be amended except by a writing signed by Landlord and Tenant.

M.    SUCCESSORS AND ASSIGNS.

The conditions, covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

N.    GOVERNING LAW; SEVERABILITY.

This Lease shall be governed by the laws of the State of California. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

O.    EXHIBITS.

All exhibits attached to this Lease are a part hereof and are incorporated herein by reference and all provisions of such exhibits shall constitute agreements, promises and covenants of this Lease.

P.    CAPTIONS.

The captions and headings used in this Lease are for convenience only and in no way define or limit the scope, interpretation or content of this Lease.

Q.    ATTORNEYS’ FEES; WAIVER OF JURY TRIAL.

In the event of any action or proceeding between Landlord and Tenant (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) to enforce any provision of this Lease, the losing party shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred in such action and in any appeal in connection therewith by such prevailing party. The “prevailing party” will be determined by the court before whom the action was brought based upon an assessment of which party’s major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues in the court’s decision. Notwithstanding the foregoing, however, Landlord shall be deemed the prevailing party in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default of Tenant hereunder if (i) judgment is entered in favor of Landlord, or (ii) prior to trial or judgment Tenant pays all or any portion of the rent claimed by Landlord, vacates the Premises, or otherwise cures the default claimed by Landlord.

If Landlord becomes involved in any litigation or dispute, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Tenant or any Tenant Party, Tenant agrees to pay Landlord’s reasonable attorneys’ fees and other costs incurred in connection with the litigation or dispute, regardless of whether a lawsuit is actually filed.

IF ANY ACTION OR PROCEEDING BETWEEN LANDLORD AND TENANT TO ENFORCE THE PROVISIONS OF THIS LEASE (INCLUDING AN ACTION OR PROCEEDING BETWEEN LANDLORD AND THE TRUSTEE OR DEBTOR IN POSSESSION WHILE TENANT IS A DEBTOR IN A PROCEEDING UNDER ANY BANKRUPTCY LAW) PROCEEDS TO TRIAL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY IN SUCH TRIAL. Landlord and Tenant agree that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(d)(2), and Tenant does hereby authorize and empower Landlord to file this paragraph and/or this Lease, as required, with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

R.    COUNTERPARTS.

This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

S.    CONFIDENTIALITY.

Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of this Lease or sublessee of the Premises, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce this Lease. Landlord acknowledges that Tenant is likely to need to file a Form 8K with the Securities and Exchange Commission identifying this Lease as a “material contract” and such filing will require full disclosure of the terms of this Lease.

ARTICLE 31.

RENEWAL OPTION

A.    Option to Renew. Tenant shall have the option to renew this Lease (the “Renewal Option”) for one (1) additional term of seven (7) years, commencing upon the expiration of the initial Term of this Lease. The Renewal Option must be exercised, if at all, by written notice given by Tenant to Landlord not earlier than fifteen (15) full calendar months prior to expiration of the initial Term of this Lease and not later than twelve (12) full calendar months prior to expiration of the initial Term of this Lease. Notwithstanding the foregoing, at Landlord’s election, the Renewal Option shall be null and void and Tenant shall have no right to renew this Lease pursuant thereto if on the date Tenant exercises the option or on the date immediately preceding the commencement of the renewal period (i) the Tenant originally named in this Lease is not in occupancy of at least eighty percent (80%) of the rentable square footage of the Premises then demised hereunder or does not intend to continue to occupy at least eighty percent (80%) of the rentable square footage of the Premises then demised hereunder (but intends to assign this Lease or sublease or vacate a portion of the Premises that would result in such occupancy threshold not be met), or (ii) Tenant is in default of any of its obligations under this Lease; provided, however, that in the case of a non-monetary default hereunder where Landlord shall not have previously given Tenant written notice of such default, Landlord may not exercise its election to void Tenant’s exercise of Tenant’s renewal option unless Landlord gives written notice of such default to Tenant and Tenant fails to cure such default within five (5) business days thereafter.

B.    Terms and Conditions. If Tenant exercises the Renewal Option, the term “Term” shall refer to both the initial ten (10) year term and the renewal term, and all of the terms and conditions set forth in this Lease as applicable to the Premises during the initial Term shall apply during the renewal term, except that (i) Tenant shall take the Premises in its then “as-is” state and condition, and (ii) the Monthly Rent payable by Tenant for the Premises shall be the then fair market rent, as defined in Section 31.C. below. Landlord shall advise Tenant in writing (“Landlord’s Notice”) of Landlord’s determination of fair market rent not later than thirty (30) days after receiving Tenant’s notice exercising the Renewal Option. Within fifteen (15) business days after receiving Landlord’s Notice, Tenant shall notify Landlord in writing (“Tenant’s Notice”) whether or not Tenant accepts Landlord’s determination of the fair market rent. If Tenant disagrees with Landlord’s determination of fair market rent, Tenant’s Notice shall set forth Tenant’s determination of fair market rent. If Tenant fails to give Tenant’s Notice to Landlord within such fifteen (15) day period, then the Renewal Option shall be deemed null and void, unless otherwise agreed in writing by Landlord and Tenant. If Tenant does not accept Landlord’s determination of fair market rent, and Tenant has given Tenant’s Notice, the parties (or their designated representatives) shall promptly meet and attempt to agree on the fair market rent. If the parties have not agreed on the fair market rent within thirty (30) days after Landlord receives Tenant’s Notice, and Tenant’s renewal option is still in effect in accordance with the terms of this paragraph, then the fair market rent shall be established by appraisal in accordance with the procedures set forth in Section 31.D. below.

If the final determination of the fair market rent has not been made prior to the date on which Tenant’s obligation to pay Monthly Rent during the renewal term commences, then, from such date until the date the final determination is made (“Interim Period”), Tenant shall pay estimated Monthly Rent for the Premises at the rate applicable to the Premises during the month immediately preceding such rent commencement date. Once the final determination of the fair market rent has been made, if the Monthly Rent payable by Tenant for the Premises pursuant to the fair market rent exceeds the Monthly Rent paid by Tenant during the Interim Period, Tenant shall pay the excess to Landlord concurrently with Tenant’s next installment of Monthly Rent.

C.    Fair Market Rent. Fair market rent shall be as follows:

(1) “fair market rent” means the annual amount per rentable square foot (as of the commencement of the renewal term) that a willing tenant would pay and a willing landlord would accept in arm’s length negotiations, without any additional inducements, for an extension of a lease of the applicable space on the applicable terms and conditions for the applicable period of time. Fair market rent shall be determined considering the most recent new direct leases (and market renewals and extensions, if applicable) in the Project, in comparable buildings owned or managed by Landlord that are near the Project, and in other comparable buildings in the Milpitas/North San Jose area.

(2) In determining the rental rate of comparable space, the parties shall include all escalations and take into consideration the following concessions:

(i) Rental abatement concessions, if any, being granted to tenants in connection with the comparable space; and

(ii) Tenant improvements or allowances provided or to be provided for the comparable space, taking into account the value of the existing improvements in the Premises, based on the age, quality, and layout of the improvements.

(3) If in determining the fair market rent the parties determine that the economic terms of leases of comparable space include a tenant improvement allowance, Landlord may, at Landlord’s sole option, elect to do the following:

(i) Grant some or all of the value of the tenant improvement allowance as an allowance for the refurbishment of the Premises; and

(ii) Reduce the Monthly Rent component of the fair market rent to be an effective rental rate that takes into consideration the total dollar value of that portion of the tenant improvement allowance that Landlord has elected not to grant to Tenant (in which case that portion of the tenant improvement allowance evidenced in the effective rental rate shall not be granted to Tenant).

D.    Appraisal Procedure. Within fifteen (15) days after the expiration of the thirty (30)-day period set forth in Section 31.B. for the mutual agreement of Landlord and Tenant as to the fair market rent, each party hereto, at its cost, shall engage a real estate broker to act on its behalf in determining the fair market rent. The brokers each shall have at least ten (10) years’ experience with leases in Class A office buildings in the Milpitas/North San Jose area and shall submit to Landlord and Tenant in advance for Landlord’s and Tenant’s reasonable approval the appraisal methods to be used. If a party does not appoint a broker within such fifteen (15)-day period but a broker is appointed by the other respective party, the single broker appointed shall be the sole broker and shall set the fair mark rent. If the two brokers are appointed by the parties as stated in this paragraph, such brokers shall meet promptly and attempt to set the fair market rent. If such brokers are unable to agree within thirty (30) days after appointment of the second broker, the brokers shall elect a third broker meeting the qualifications stated in this paragraph within ten (10) days after the last date the two brokers are given to set the fair market rent. Each of the parties hereto shall bear one-half (1/2) the cost of appointing the third broker and of the third broker’s fee. The third broker shall be a person who has not previously acted in any capacity for either party.

The third broker shall conduct his own investigation of the fair market rent, and shall be instructed not to advise either party of his determination of the fair market rent except as follows: When the third broker has made his determination, he shall so advise Landlord and Tenant and shall establish a date, at least five (5) days after the giving of notice by the third broker to Landlord and Tenant, on which he shall disclose his determination of the fair market rent. Such meeting shall take place in the third broker’s office unless otherwise agreed by the parties. After having initialed a paper on which his determination of fair market rent is set forth, the third broker shall place his determination of the fair market rent in a sealed envelope. Landlord’s broker and Tenant’s broker shall each set forth their determination of fair market rent on a paper, initial the same and place them in sealed envelopes. Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope.

In the presence of the third broker, the determination of the fair market rent by Landlord’s broker and Tenant’s broker shall be opened and examined. If the higher of the two determinations is one hundred five percent (105%) or less of the amount set forth in the lower determination, the average of the two (2) determinations shall be the fair market rent, the envelope containing the determination of the fair market rent by the third broker shall be destroyed and the third broker shall be instructed not to disclose his determination. If either party’s envelope is blank, or does not set forth a determination of fair market rent, the determination of the other party shall prevail and be treated as the fair market rent. If the higher of the (2) two determinations is more than one hundred five percent (105%) of the amount of the lower determination, the envelope containing the third broker’s determination shall be opened. If the value determined by the third broker is the average of the values proposed by Landlord’s broker and Tenant’s broker, the third broker’s determination of fair market rent shall be the fair market rent. If such is not the case, fair market rent shall be the rent proposed by whichever of Landlord’s broker or Tenant’s broker is closest to the determination of fair market rent by the third broker.

ARTICLE 32.

ROOFTOP SPACE

Landlord recognizes that Tenant may, during the Term, desire to install, at Tenant’s sole cost and expense, antennae and/or communication dishes on the roof of the Building. Upon Tenant’s request, Landlord will endeavor in good faith to provide suitable space to Tenant for such purpose, provided that such space is available to Landlord, and that such use is permitted by all applicable Laws, and provided further that Landlord and Tenant agree, after good faith negotiations, as to the terms, covenants and conditions applicable to Tenant’s lease of any such space. In the event any such space is leased by Tenant, Tenant will not be charged any additional rent during the Term for the use of such space and the other terms, covenants and conditions applicable thereto shall be set forth in an amendment to this Lease approved and executed by Landlord and Tenant.

ARTICLE 33.

BICYCLE STORAGE; ELECTRIC VEHICLE CHARGING

Tenant shall have the right to provide bicycle storage facilities within or adjacent to the Building and Landlord will, at Tenant’s request and without additional charge, provide space outside of the Building for such use. Subject to Landlord approval, not to be unreasonably withheld, Tenant also may install two (2) electric vehicle charging equipment for use by Tenant’s employees and invitees in the parking facilities serving the Building, subject to Landlord’s reasonable approval of the location of such equipment. Notwithstanding anything to the contrary in this Article 33, in connection with Tenant’s installation of the equipment and facilities described in this Article 33, Tenant shall not impact the parking spaces or ratios for any other building in the Project.

[Signatures to appear on the following page]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Lease as of the date set forth on the top of the cover page hereof.

LANDLORD:

MRTP, LLC, a Delaware limited liability company

By:	/s/ John Grassi
Its:	President

TENANT:

CONCEPTUS, INC., a Delaware corporation

By:	/s/ Gregory E. Lichtwardt
Its:	Executive Vice President, Operations and Chief Financial Officer

Schedule 1

MONTHLY RENT SCHEDULE

Period	Rate Per RSF	Monthly Rent
Rent Year One	$1.85	$134,273.00
Rent Year Two	$1.91	$138,627.80
Rent Year Three	$1.97	$142,982.60
Rent Year Four	$2.03	$147,337.40
Rent Year Five	$2.09	$151,692.20
Rent Year Six	$2.15	$156,047.00
Rent Year Seven	$2.21	$160,401.80
Rent Year Eight	$2.28	$165,482.40
Rent Year Nine	$2.35	$170,563.00
Rent Year Ten	$2.42	$175,643.60

“Rent Year One” shall be the period commencing on the Rent Commencement Date and ending on the last day of the twelfth (12th) full calendar month thereafter, and each succeeding “Rent Year” shall be the twelve (12) full calendar month period after the prior Rent Year, except that the final Rent Year shall in any event end on the Expiration Date.

Schedule 1

Exhibit A

Plans Showing Premises and Project

Exhibit A

Exhibit A-1

Description of the Land

The land referred to herein is situated in the State of California, County of Santa Clara, and described as follows:

Parcels A, B and C, in the City of Milpitas, County of Santa Clara, State of California, as shown upon that certain Parcel Map, filed for record in the office of the County Recorder of the County of Santa Clara, State of California, on October 27, 1993 in Book 651 of Maps, Pages 30 and 31.

Excepting therefrom all that portion of Parcel A above referred to as described as Parcel 12-1, in the Document entitled “Certified copy of Final Order of Condemnation”, recorded June 25, 1998, Document No. 14251246, Official Records.

Exhibit A-1

Exhibit B

Building’s Rules and Regulations

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and good condition and shall move all supplies, furniture and equipment as soon as received. Landlord retains the right to control all public and other areas not specifically designated as the Premises, provided nothing herein shall be construed to prevent access to the Premises or the common areas of the Project by Tenant or Tenant’s invitees.

2. No awnings or other projection shall be attached to the outside walls or windows of the Building without the prior consent of Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed). Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord.

3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant of the Building without the prior consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed). During any period where the Building is not a single tenant building, interior signs on doors and directory tables, if any, shall be of a size, color and style approved by Landlord (which consent shall not be unreasonably withheld, conditioned or delayed).

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other public parts of the Building.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. Except as permitted by the Lease, no tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, explosive or hazardous fluid, materials, chemical or substance in or about the premises demised to such tenant.

7. No tenant or occupant shall in any way deface any part of the Building or the premises demised to such tenant or occupant. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Landlord (which consent shall not be unreasonably withheld, conditioned or delayed).

Exhibit B

8. No bicycles, vehicles or animals (other than licensed guide dogs) of any kind shall be brought into or kept in or about the premises demised to any tenant. No cooking shall be done or permitted in the Building by any tenant without the approval of the Landlord (which approval shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, however, Tenant may maintain and use microwave ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that Tenant shall (i) prevent the emission of any food or cooking odor from leaving the Premises, (ii) be solely responsible for cleaning the areas where such equipment is located and removing food related waste from the Premises and the Building, or shall pay Landlord’s standard rate for such service as an addition to cleaning services ordinarily provided, (iii) maintain and use such areas solely for Tenant’s employees and business invitees, not as public facilities, and (iv) keep the Premises free of vermin and other pest infestation and shall exterminate, as needed, in a manner and through contractors reasonably approved by Landlord, preventing any emission of odors, due to extermination, from leaving the Premises. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

9. No space in the Building shall be used for the manufacturing of merchandise (other than the design, fabrication, assembly and testing of prototypes), or for the on-site sale of merchandise, goods, or property of any kind at auction, without the prior consent of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed).

10. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors or window.

11. Except as expressly provided in the Lease, no additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant and then currently in possession. Tenant shall bear the cost of any lock changes or repairs required by Tenant and Tenant shall promptly deliver any new keys to Landlord.

12. During any period where the Building is not a single tenant building, all removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may reasonably determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Rules and Regulations or the provisions of such tenant’s lease.

13. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or to a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building.

Exhibit B

14. No vending machines of any description shall be installed, maintained or operated upon the premises demised to any tenant without the prior consent of Landlord; provided, however, the foregoing shall not preclude any tenant from installing vending machines for the exclusive use of its own employees so long as any such vending machine is not visible from the lobby of the Building.

15. Landlord shall have the right to prohibit any advertising by any tenant or occupant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

16. Landlord reserves the right to exclude from the Building, between the hours of 6:00 P.M. and 8:00 A.M. on business days and at all hours on Saturdays, Sundays and holidays, all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests such passes. Each tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons. The terms of this Section 16 shall only apply during any period where the Building is not a single tenant building.

17. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all windows closed. Corridor doors, when not in use, shall be kept closed.

18. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

19. No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes.

20. The requirements of tenants will be attended to only upon application at the office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, and work outside of their regular duties, unless under specific instructions from the office of Landlord.

21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

22. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord reasonably may require.

23. If the Premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

Exhibit B

24. No premises shall be used, or permitted to be used, at any time, without the prior approval of Landlord, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

25. No tenant shall clean any window in the Building from the outside.

26. No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed). If any such matter requires special handling, only a qualified person shall be employed to perform such special handling. No tenant shall place, or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

27. In the event that the Building is a multi-tenant building, Landlord shall provide and maintain an alphabetical directory board in the first floor (main lobby) of the Building and no other directory shall be permitted without the prior consent of Landlord. Each tenant shall be allowed one line on such board unless otherwise agreed to in writing.

28. With respect to work being performed by a tenant in its premises with the approval of Landlord, the tenant shall refer all contractors, contractors’ representatives and installation technicians to Landlord for its approval prior to the performance of any work or services (which consent shall not be unreasonably withheld, conditioned or delayed). This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of every nature affecting floors, walls, woodwork, trim, ceilings, equipment and any other physical portion of the Building.

29. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

30. Landlord shall not permit entrance to the premises of tenants by use of pass keys controlled by Landlord, to any person at any time without written permission from such tenant, except employees, contractors, or service personnel directly supervised by Landlord and employees of the United States Postal Service.

31. Each tenant and all of tenant’s employees and invitees shall observe and comply with the driving and parking signs and markers on the Land surrounding the Building, and Landlord shall not be responsible for any damage to any vehicle towed because of noncompliance with parking regulations.

Exhibit B

32. Without Landlord’s prior approval, no tenant shall install any radio or television antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building or on common walls with adjacent tenants.

33. Each tenant shall store all trash and garbage within its premises or in such other areas specifically designated by Landlord. No materials shall be placed in the trash boxes or receptacles in the Building unless such materials may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

34. The use of skateboards, scooters, roller blades, roller skates, etc. is not permitted on the Property, including the basketball courts.

PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles, pickup trucks and sport utility vehicles. Tenant and its employees shall park automobiles within the lines of the parking spaces.

2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those reasonably designated by Landlord for such activities. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

3. Parking stickers and parking cards, if any, shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder’s parking privileges. Landlord may require Tenant and each of its employees to give Landlord a commercially reasonable deposit when a parking card or other parking device is issued. Landlord shall not be obligated to return the deposit unless and until the parking card or other device is returned to Landlord. Tenant will pay such replacement charges as is reasonably established by Landlord for the loss of such devices. Loss or theft of parking identification stickers or devices from automobiles must be reported to the parking operator immediately. Any parking identification stickers reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

4. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

5. Intentionally deleted.

6. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

7. Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws, and agreements. Parking area managers or attendants, if any, are not authorized to make or allow any exceptions to these Parking Rules and Regulations. Landlord reserves the right to terminate parking rights for any person or entity that willfully refuses to comply with these rules and regulations.

Exhibit B

8. Every driver is required to park his own car. Tenant agrees that all responsibility for damage to cars or the theft of or from cars is assumed by the driver, and further agrees that Tenant will hold Landlord harmless for any such damages or theft.

9. No vehicles shall be parked in the parking areas overnight, except that Tenant’s fleet vehicles and vehicles parking by employees on routine business travel may be parked overnight. Subject to the foregoing, the parking area shall only be used for daily parking and no vehicle or other property shall be stored in a parking space.

10. Any vehicle parked by Tenant, its employees, contractors or visitors in a reserved parking space or in any area of the parking area that is not designated for the parking of such a vehicle may, at Landlord’s option, and without notice or demand, be towed away by any towing company selected by Landlord, and the reasonable cost of such towing shall be paid for by Tenant and/or the driver of said vehicle.

Landlord reserves the right at any time to reasonably change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable and nondiscriminatory Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Landlord, however, shall apply such Rules and Regulations in a nondiscriminatory manner. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them.

Exhibit B

Exhibit C

Commencement Date Confirmation

Reference is hereby made to that certain Lease dated as of                     , 2012 (the “Lease”) between MRTP, LLC, a Delaware limited liability company, as “Landlord”, and CONCEPTUS, INC., a Delaware corporation, as “Tenant”. Landlord and Tenant do hereby confirm that the “Commencement Date” under the Lease occurred on                     , 20    . The Lease is now in full force and effect, and as of the date hereof, Landlord has fulfilled all of its obligations under the Lease to be performed through the date hereof. Tenant’s obligation to pay Monthly Rent and Operating Expenses and Taxes under the Lease commences on the earlier to occur of (i) July 1, 2013, or (ii) the date that Tenant first conducts business in the Premises, and the Term of the Lease shall terminate on                     , which date constitutes the “Expiration Date” under the Lease.

Dated:                     , 20    .

LANDLORD:

By:

TENANT:

By:

Exhibit C

Exhibit D

Form of Letter of Credit

LETTER OF CREDIT

[Date]

Beneficiary:	Applicant:
MRTP, LLC
One Market Plaza
Spear Tower, Suite 4125
San Francisco, California 94105
Attn: John S. Grassi, President

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

We hereby establish our Irrevocable Letter of Credit in your favor available by your drafts drawn on [NAME OF BANK], at sight, for any sum or sums not exceeding                      Dollars ($            ), for account of [NAME OF TENANT] at [TENANT’S ADDRESS]. Draft(s) must be accompanied by supporting documents as described below:

A written statement to [INSERT NAME OF BANK] stating that “The principal amount [or the portion requested] of this Letter of Credit is due and payable to Beneficiary in accordance with the provisions of that certain Office Lease dated                     , between Beneficiary and Applicant, as such lease may be amended from time to time.”

The written statement shall be accompanied by this Letter of Credit for surrender; provided, however, that if less than the balance of the Letter of Credit is drawn, this Letter of Credit need not be surrendered and shall continue in full force and effect with respect to the unused balance of this Letter of Credit unless and until we issue to you a replacement Letter of Credit for such unused balance, the terms of which replacement Letter of Credit shall be identical to those set forth in this Letter of Credit. We are not required to inquire as to the accuracy of the matters recited in the written statement or as to the authority of the person signing the written statement and may take the act of signing as conclusive evidence of such accuracy and his or her authority to do so. The obligation of [BANK] under this Letter of Credit is the individual obligation of [BANK], and is in no way contingent upon reimbursement with respect thereto.

Each draft must bear upon its face the clause “Drawn under Letter of Credit No.                     , dated                     , of [BANK].”

This Letter of Credit shall be automatically extended for an additional period of one year from the present or each future expiration date unless we have notified you in writing delivered via U.S. registered mail, return receipt requested, to your address stated above, or to such other address as you shall have furnished to us for such purpose, not less than sixty (60) days before such expiration date, that we elect not to renew this Letter of Credit. Upon your receipt of such notification, you may draw your sight draft on us prior to the then applicable expiration date for the unused balance of the Letter of Credit, which shall be accompanied by your signed written statement that you received notification of our election not to extend.

Exhibit D

Except so far as otherwise expressly stated herein, this Letter of Credit is subject to the “Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce—Publication No. 600, subject to the following: (a) if this Letter of Credit expires during an interruption of business as described in Article 36 of the UCP, we hereby specifically agree to effect payment if this Letter of Credit is drawn against within 30 days after the resumption of business; and (b) notwithstanding Article 14 or any other provision of the UCP, and regardless of whether the words “strict”, “exact” or “identical” or similar words are used in this Letter of Credit, a document presented under this Letter of Credit need not reproduce the wording in this Letter of Credit exactly, including typographical errors, punctuation, spacing, blank lines and spaces (or the completion or deletion thereof), and the like.

We hereby agree with you that drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored if presented to the above-mentioned drawee at our offices at [ADDRESS] on or before          PM [TIME ZONE] Time on [INITIAL EXPIRATION DATE], or such later expiration date to which this Letter of Credit is extended pursuant to the terms hereof.

If at any time Beneficiary or its authorized transferee is not in possession of the original of this letter of credit (together with all amendments, if any) because such original has been delivered to us as required hereunder for a draw thereon or transfer thereof, our obligations as set forth in this letter of credit shall continue in full force and effect as if Beneficiary or such authorized transferee still held such original, and any previous delivery to us, without return by us, of such original shall be deemed to have satisfied any requirement that such original be delivered to us for a subsequent draw hereunder or transfer hereof.

This Letter of Credit may be, without charge and without recourse, assigned to, and shall inure to the benefit of, any successor in interest to [LANDLORD], under the Office Lease. Transfer charges, if any, are for the account of the applicant.

Sincerely, [BANK]

Exhibit D